                                                                     EXHIBIT 2.1
                                                                     -----------



================================================================================










                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                November 18, 1998


                                      among


                    PHOENIX INTERNATIONAL LIFE SCIENCES INC.

                       CHRYSALIS INTERNATIONAL CORPORATION

                                       and

                            PHOENIX MERGER SUB CORP.










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                                TABLE OF CONTENTS

                                   ----------

                                                                                                                      PAGE
                                                                                                                      ----

ARTICLE 1...............................................................................................................1

         THE MERGER.....................................................................................................1
         Section 1.01 Merger............................................................................................1
         Section 1.02 Surrender and Payment.............................................................................2
         Section 1.03 The Merger Date...................................................................................4
         Section 1.04 Stock Options and Warrants of the Company.........................................................4
         Section 1.05 Adjustments.......................................................................................6
         Section 1.06 Fractional Shares.................................................................................6
         Section 1.07 Failure to Obtain Approval for Listing; Cash Merger Consideration.................................7
         Section 1.08 Dissenting Shares.................................................................................8
         Section 1.09 Purchase Price; Exchange Ratio; Valuation of Buyer Common Stock...................................8

ARTICLE 2...............................................................................................................9

         THE SURVIVING CORPORATION......................................................................................9
         Section 2.01 Certificate of Incorporation; Bylaws..............................................................9
         Section 2.02 Directors and Officers............................................................................9
         Section 2.03 Subscription.....................................................................................10

ARTICLE 3..............................................................................................................10

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................................10
         Section 3.01 Corporate Existence and Power....................................................................10
         Section 3.02 Corporate Authorization..........................................................................10
         Section 3.03 Governmental Authorization.......................................................................11
         Section 3.04 Non-Contravention................................................................................12
         Section 3.05 Capitalization...................................................................................12
         Section 3.06 Subsidiaries.....................................................................................13
         Section 3.07 SEC Filings......................................................................................14
         Section 3.08 Financial Statements.............................................................................14
         Section 3.09 Disclosure Documents.............................................................................15
         Section 3.10 Information Supplied.............................................................................15
         Section 3.11 Absence of Certain Changes.......................................................................16
         Section 3.12 No Undisclosed Material Liabilities..............................................................17
         Section 3.13 Litigation; Investigations; Orders and Decrees...................................................17
         Section 3.14 Taxes............................................................................................18
         Section 3.15 ERISA and Labor Matters..........................................................................19
         Section 3.16 Compliance with Laws.............................................................................21
         Section 3.17 Intellectual Property Rights.....................................................................22
         Section 3.18 Environmental Matters............................................................................24
         Section 3.19 Opinion of Financial Advisor.....................................................................26


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

         Section 3.20 Antitakeover Statutes and Certificate of Incorporation Provisions................................26
         Section 3.21 Rights Agreement.................................................................................26
         Section 3.22 Finders Fees.....................................................................................26
         Section 3.23 Title to and Condition of Properties.............................................................27
         Section 3.24 Contracts........................................................................................27
         Section 3.25 Accounts Receivable..............................................................................28
         Section 3.26 Relationships....................................................................................28
         Section 3.27 Product Warranties and Liabilities...............................................................28
         Section 3.28 Affiliate Transactions. .........................................................................28
         Section 3.29 Insurance........................................................................................29

ARTICLE 4..............................................................................................................29

         REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................................29
         Section 4.01 Corporate Existence and Power. ..................................................................29
         Section 4.02 Corporate Authorization..........................................................................30
         Section 4.03 Governmental Authorization.......................................................................30
         Section 4.04 Non-Contravention................................................................................30
         Section 4.05 Capitalization...................................................................................30
         Section 4.06 Public Filings...................................................................................31
         Section 4.07 Financial Statements.............................................................................31
         Section 4.08 Disclosure Documents.............................................................................31
         Section 4.09 Information Supplied.............................................................................32
         Section 4.10 Absence of Certain Changes.......................................................................32
         Section 4.11 No Undisclosed Material Liabilities..............................................................33
         Section 4.12 Ownership of Company Stock.......................................................................33
         Section 4.13 Finders Fees.....................................................................................33
         Section 4.14 Sufficient Cash to Repay Certain Debt............................................................34

ARTICLE 5..............................................................................................................34

         COVENANTS OF THE COMPANY......................................................................................34
         Section 5.01 Conduct of the Company...........................................................................34
         Section 5.02 Stockholder Meeting; Proxy Materials.............................................................38
         Section 5.03 Other Offers.....................................................................................38
         Section 5.04 Shut-Downs.......................................................................................39
         Section 5.05 Intellectual Property Matters....................................................................40
         Section 5.06 Notice of Prepayment.............................................................................40
         Section 5.07 Shared Services..................................................................................40
         Section 5.08 Hackel Affiliate Letter and Support/Voting Agreement.............................................40

ARTICLE 6..............................................................................................................40

         COVENANTS OF BUYER............................................................................................40
         Section 6.01 Conduct of Buyer.................................................................................40
         Section 6.02 Listing of Stock.................................................................................41
         Section 6.03 Repayment of Certain Debt........................................................................41
         Section 6.04 Financing........................................................................................41


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





ARTICLE 7..............................................................................................................41

         COVENANTS OF BUYER AND THE COMPANY............................................................................41
         Section 7.01 Commercially Reasonable Efforts..................................................................41
         Section 7.02 Cooperation......................................................................................41
         Section 7.03 Public Announcements.............................................................................42
         Section 7.04 Access to Information............................................................................42
         Section 7.05 Further Assurances...............................................................................43
         Section 7.06 Notices of Certain Events........................................................................43
         Section 7.07 Director and Officer Liability...................................................................44
         Section 7.08 Registration Statement...........................................................................45
         Section 7.09 Governmental Authorization.......................................................................45
         Section 7.10 Certain Corporate Matters........................................................................45
         Section 7.11 Employment.......................................................................................45

ARTICLE 8..............................................................................................................45

         CONDITIONS TO THE MERGER......................................................................................45
         Section 8.01 Conditions to the Obligations of Each Party......................................................45
         Section 8.02 Conditions to the Obligations of Buyer...........................................................46
         Section 8.03 Conditions to the Obligations of the Company.....................................................47

ARTICLE 9..............................................................................................................48

         TERMINATION...................................................................................................48
         Section 9.01 Termination......................................................................................48
         Section 9.02 Effect of Termination............................................................................49
         Section 9.03 Termination Upon Bankruptcy......................................................................49

ARTICLE 10.............................................................................................................50

         MISCELLANEOUS.................................................................................................50
         Section 10.01 Notices.........................................................................................50
         Section 10.02 Entire Agreement; Non-Survival of Representations and Warranties; No
                       Third Party Beneficiaries.......................................................................52
         Section 10.03 Amendments; No Waivers..........................................................................52
         Section 10.04 Expenses........................................................................................52
         Section 10.05 Dollar Amounts..................................................................................53
         Section 10.06 Successors and Assigns..........................................................................53
         Section 10.07 Governing Law...................................................................................53
         Section 10.08 Jurisdiction....................................................................................53
         Section 10.09 Counterparts; Effectiveness.....................................................................53
         Section 10.10 Relief from Automatic Stay.  ...................................................................54

EXHIBITS
         EXHIBIT A -  Form of Support/Voting Agreement
         EXHIBIT B -  Form of Affiliate Letter
         EXHIBIT C -  Form of Representation Related to D&O Insurance


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================================================================================

                              TABLE OF DEFINITIONS

TERM                                                              SECTION
----                                                              -------

191 Patent........................................................3.17
1933 Act..........................................................3.03
1934 Act..........................................................3.03
Acquisition Proposal..............................................5.03
Action............................................................3.13
Adjusted Option...................................................1.04(a)(i)
Adjusted Warrant..................................................1.04(a)(i)
Affiliate.........................................................1.01(b)
Affiliate Letter..................................................3.02(c)
Applicable Laws...................................................3.16(a)
Barbut Agreement..................................................3.02(a)
Benefit Arrangements..............................................3.15(d)
Buyer.............................................................Preamble
Buyer Balance Sheet...............................................4.07
Buyer Balance Sheet Date..........................................4.07
Buyer Common Stock ...............................................1.01(b)(ii)
Buyer Disclosure Documents........................................4.08(a)
Buyer Disclosure Schedule.........................................Article 4
Buyer Option Plan.................................................1.04(c)
Buyer Party.......................................................4.02
Buyer Preferred Stock.............................................4.05
Buyer Prospectus..................................................4.08(b)
Buyer Public Documents............................................4.06
Buyer SEC Disclosure Documents....................................4.08(a)
Buyer Common Stock................................................1.01(b)(ii)
Canadian GAAP.....................................................4.07
Canadian Securities Commission....................................4.06
Certificate of Merger.............................................1.03
Chrysalis DNX.....................................................3.13
Claim.............................................................7.07(a)
Code..............................................................1.04(b)
Company...........................................................Preamble
Company 10-K......................................................3.07
Company 10-Qs.....................................................3.07
Company Balance Sheet.............................................3.08
Company Balance Sheet Date........................................3.08


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



Company Disclosure Documents......................................3.09(a)
Company Disclosure Schedule.......................................Article 3
Company Proxy Statement...........................................3.09(a)
Company SEC Documents.............................................3.07
Company Securities................................................3.05
Company Stockholder Meeting.......................................5.02(a)
Company Stock.....................................................1.01(b)(i)
Company Stock Options.............................................1.04(a)(i)
Company Stock Plans...............................................1.04(a)(i)
Company Subsidiary Securities.....................................3.06(b)
Company Warrants..................................................1.04(a)(i)
Confidentiality Agreement.........................................5.03
Contract..........................................................3.24
Costs.............................................................9.02
DEA...............................................................3.16(a)
D&O Insurance.....................................................7.08(c)
Delaware Law......................................................1.03
EMEA..............................................................3.16(a)
Employee Plans....................................................3.15(a)
Environmental Laws................................................3.18(f)(i)
Environmental Permits.............................................3.18(f)(ii)
ERISA.............................................................3.15(a)
ERISA Affiliate...................................................3.15(a)
Excess Shares.....................................................1.06
Exchange Agent....................................................1.02(a)
Exchange Ratio....................................................1.09(b)
FDA...............................................................3.16(a)
FDCA..............................................................3.16(b)
First Union.......................................................5.06
First Union Agreements............................................5.06
Forbearance Agreement.............................................3.02(a)
Form F-4..........................................................4.08(a)
Governmental Authority............................................3.03
Hazardous Substance...............................................3.18(f)(iii)
HSR Act...........................................................3.03
Iffa..............................................................5.07
Indemnified Party.................................................7.07(a)
Intellectual Property.............................................3.17(a)
Lien..............................................................3.04
Listing Failure...................................................1.07
Listing Period....................................................1.07
MDS Amendment.....................................................3.02(a)
MDS Note..........................................................6.03
Material Adverse Effect...........................................3.01
Material Insolvency Event.........................................9.03(b)


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TERM                                                              SECTION
----                                                              -------
Merger............................................................1.01(a)
Merger Consideration..............................................1.01(b)(ii)
                                                                  or 1.07(a)
Merger Date.......................................................1.03
Merger Sub........................................................Preamble
Merger Sub Common Stock...........................................1.02(b)(iii)
NMS...............................................................6.02
Nasdaq............................................................1.06
Nasdaq Letter.....................................................1.07
Organizational Documents..........................................4.01
Pension Plans.....................................................3.15(a)
Person............................................................1.01(b)
Pre-Merger Matters................................................7.08(a)
Product Liability.................................................3.27
Providing Party...................................................7.04
Purchase Price....................................................1.09(a)
Receiving Party...................................................7.04
Regulation S-X....................................................3.11(i)
Required Stockholder Vote.........................................3.02(a)
Rights Agreement..................................................3.21(a)
SEC...............................................................3.07
Shut-Downs........................................................5.04
Subscription Stock................................................2.03
Subsequent Buyer Public Documents.................................4.06
Subsequent Company SEC Documents..................................3.07
Subsidiary........................................................1.01(b)
Superior Proposal.................................................5.03
Support/Voting Agreement..........................................3.02(c)
Surviving Corporation.............................................1.01(a)
Surviving Corporation Common Stock................................1.01(b)(iii)
Tax Return........................................................3.14(b)
Taxes.............................................................3.14(b)
Taxing Authorities................................................3.14(b)
USDA..............................................................3.16(a)
US GAAP...........................................................3.08


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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of November 18, 1998, among Phoenix International Life Sciences Inc., a corporation constituted under the laws of Canada ("BUYER"), Chrysalis International Corporation, a Delaware corporation (the "COMPANY"), and Phoenix Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("MERGER SUB"). The parties intend that the Merger (as defined herein) be the adoption of a plan of reorganization qualifying under Section 368(a) of the Code (as defined herein).

         The parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         SECTION 1.01. MERGER. (a) Upon the terms and subject to the conditions set forth herein, on the Merger Date, Merger Sub shall merge into the Company (the "MERGER") and the separate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "SURVIVING CORPORATION") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

         (b)      Pursuant to the Merger:

                           (i) Each share of common stock, $.01 par value, of
                  the Company (the "COMPANY STOCK") held by the Company or any Subsidiary of the Company as treasury stock or by Buyer, in each case immediately prior to the Merger Date, shall be canceled and no payment shall be made with respect thereto;

                           (ii) Subject to Section 1.07, each share of Company
                  Stock outstanding immediately prior to the Merger Date shall, except as otherwise provided in Section 1.01(b)(i), be converted into the right to receive a number of common shares of Buyer ("BUYER COMMON STOCK") equal to the Exchange Ratio (the "MERGER CONSIDERATION") (determined in accordance with
                  Section 1.09(b)); and

                           (iii) At the Merger Date, each share of common stock,
                  par value $0.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") outstanding immediately prior to the Merger Date shall be converted into an equal number of shares of common stock, par value $.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK").

From and after the Merger Date, all shares of Company Stock converted in accordance with Section 1.01(b)(ii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, the right to exercise appraisal rights in accordance with and subject to the provisions of the Delaware Law if Section 1.08 is applicable and the other rights specified in this Agreement. From and after the Merger Date, all certificates representing Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which they were converted in accordance with Section 1.01(b)(iii). For purposes of this Agreement, "SUBSIDIARY", when used with respect to any Person, means any other Person, whether incorporated or unincorporated, of which securities or other ownership interests having ordinary power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership (general or limited), an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or any agency or instrumentality thereof. For purposes of this Agreement, an "AFFILIATE", when used with respect to any Person, means any other Person who is, or is deemed to be, an affiliate of such Person within the meaning of the 1933 Act.

         SECTION 1.02. SURRENDER AND PAYMENT. (a) Prior to the Merger Date, Buyer shall appoint an agent reasonably satisfactory to the Company (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing shares of Company Stock for the Merger Consideration. Buyer will make available to the Exchange Agent, as needed, certificates representing the Buyer Common Stock (or, if a Listing Failure occurs, United States Dollars) in respect of the Merger Consideration to be paid in respect of shares of Company Stock, in accordance with the terms of Section 1.01(b), together with any Excess Shares (as defined below). The Exchange Agent shall invest any cash amounts delivered by Buyer to the Exchange Agent as directed by Buyer. Any interest and other income resulting from such investments shall be paid to Buyer pursuant to Section 1.02(e). Promptly after the Merger Date, Buyer shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock whose shares were converted into a right to receive the Merger Consideration in accordance with
Section 1.01(b)(ii) at the Merger Date a letter of transmittal for use in such exchange (which shall specify that delivery of the Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of Company Stock, to the Exchange Agent).

         (b) Each holder of shares of Company Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such shares of Company Stock, together with a properly completed letter of transmittal covering such shares of Company Stock, will be entitled to receive (i) the Merger Consideration payable in respect of such shares of Company Stock, (ii) subject to Section 1.07, cash in lieu of any fractional shares pursuant to Section 1.06 and (iii) subject to Section 1.07,


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certain dividends or other distributions in accordance with Section 1.02(g).
Until so surrendered, each such certificate shall, after the Merger Date, represent for all purposes only the right to receive (i) the Merger Consideration, (ii) subject to Section 1.07, cash in lieu of any fractional shares pursuant to Section 1.06 and (iii) subject to Section 1.07, certain dividends or other distributions in accordance with Section 1.02(g). All Buyer Common Stock issued and/or cash paid pursuant to this Article 1 upon surrender of certificates representing shares of Company Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock represented thereby.

         (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares of Company Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of Company Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Merger Date, there shall be no further registration of transfers of shares of Company Stock. If, after the Merger Date, certificates representing shares of Company Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

         (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.02(a) that remains unclaimed by the holders of shares of Company Stock twelve months after the Merger Date shall be returned to Buyer, upon demand, and any such holder who has not exchanged his shares of Company Stock for the Merger Consideration in accordance with this Section 1.02 prior to that time shall thereafter look only to Buyer for his claim for (i) Merger Consideration, (ii) subject to Section 1.07, any cash in lieu of any fractional shares pursuant to Section 1.06 and (iii) subject to Section 1.07, certain dividends or other distributions in accordance with Section 1.02(g). Notwithstanding the foregoing, Buyer shall not be liable to any holder of shares of Company Stock for any amount paid to a public official pursuant to applicable escheat or abandoned property laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Merger Date (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Buyer free and clear of any claim or interest of any Person previously entitled thereto.

         (f) If a Listing Failure occurs, any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.02(a) to pay for shares of Company Stock in respect of which appraisal rights have been perfected shall be returned to Buyer, upon demand.



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




         (g) No dividends or other distributions with respect to the Buyer Common Stock constituting all or a portion of the Merger Consideration shall be paid to the holder of any unsurrendered certificate representing Company Stock until such certificates are surrendered as provided in this Section 1.02. Subject to the effect of applicable laws and Section 1.07, following such surrender, there shall be paid, without interest, to the record holder of the certificates representing the Buyer Common Stock (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Merger Date payable prior to or on the date of such surrender with respect to such whole shares of Buyer Common Stock, and not paid, and the amount of cash payable in lieu of any fractional shares pursuant to Section 1.06, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Date but prior to the date of surrender and a payment date subsequent to the date of surrender payable with respect to such whole shares of Buyer Common Stock, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law. Buyer shall make available to the Exchange Agent cash for these purposes.

         (h) If any certificate representing Company Stock that was converted into a right to receive the Merger Consideration in accordance with Section 1.01(b)(ii) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such Person of a bond in such reasonable amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate (i) the Merger Consideration, (ii) subject to Section 1.07, cash in lieu of any fractional shares pursuant to Section 1.06, and (iii) subject to Section 1.07 and if applicable, any unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof in accordance with Section 1.02(g).

         SECTION 1.03. THE MERGER DATE. As soon as practicable (but in no event more than two business days) after the satisfaction or, to the extent permitted hereunder or under applicable law, waiver of all conditions to the Merger, (a) Merger Sub and the Company shall file a copy of this Agreement (or, to the extent permitted by the Delaware General Corporation Law ("DELAWARE LAW"), a Certificate of Merger) (the "CERTIFICATE OF MERGER") with the Delaware Secretary of State and make all other filings or recordings required by the Delaware Law in connection with the Merger, and (b) the Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State, or at such later date or time as Buyer and the Company shall agree and shall be specified in the Certificate of Merger (such time and date are referred to as the "MERGER DATE").

         SECTION 1.04. STOCK OPTIONS AND WARRANTS OF THE COMPANY. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors administering the Company Stock Plans, as defined below) shall adopt such resolutions or take such other actions as may be required to effect the following:

                  (i) adjust the terms of all outstanding options to purchase shares of Company Stock (the "COMPANY STOCK OPTIONS") granted under any plan or arrangement providing for the grant of options to purchase shares of Company Stock to current or former officers, directors, employees or consultants of the Company (the "COMPANY STOCK PLANS"), whether vested or unvested, and all outstanding warrants to purchase shares of Company Stock (the "COMPANY WARRANTS"), whether vested or unvested, as necessary to provide that, at the Merger Date, each Company Stock Option and Company Warrants outstanding immediately prior to the Merger Date shall be amended and converted into an option or warrant, as the case may be, to acquire, on the same terms and conditions as were applicable under the Company Stock Option or Company Warrant, as the case may be, the number of shares of Buyer Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Stock subject to such Company Stock Option or Company Warrant by the Exchange Ratio, at a price per share of Buyer Common Stock equal to (A) the aggregate exercise price for the shares of Company Stock otherwise purchasable pursuant to such Company Stock Option or Company Warrant divided by (B) the aggregate number of shares of Buyer Common Stock deemed purchasable pursuant to such Company Stock Option (each, as so adjusted, an "ADJUSTED OPTION") or Company Warrant (each as so adjusted, an "ADJUSTED WARRANT"); provided that such exercise price shall be rounded up to the nearest whole cent; and

                  (ii) make such other changes to the Company Stock Plans, Company Stock Options and Company Warrants as Buyer and the Company may agree are appropriate solely to give effect to the Merger.

         (b) Notwithstanding Section 1.04(a), the adjustments provided in
Section 1.04(a) with respect to any Company Stock Options that are "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE") shall be and are intended to be effected in a manner which is consistent, to the extent permitted by applicable law, with Section 424(a) of the Code.

         (c) Prior to the Merger Date, Buyer shall amend its option plan to provide, or shall adopt an option plan which shall provide (in each case, the "BUYER OPTION PLAN"), for the issuance of the Adjusted Options at the Merger Date and by virtue of the Merger and without the need of any further corporate action, Buyer shall assume all obligations of the Company under the Company Stock Plans, including with respect to the Company Stock Options outstanding at the Merger Date.

         (d) Within two (2) business days after the Merger Date, Buyer shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Buyer Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

         (e) As soon as practicable after the Merger Date, Buyer shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Buyer and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.04 after giving effect to the Merger).

         (f) A holder of an Adjusted Option may exercise such Adjusted Option in accordance with its terms.

         (g) Buyer shall issue the Adjusted Warrants, if any, at the Merger Date and by virtue of the Merger and without the need for any further corporate action, Buyer shall assume all obligations of the Company under any Company Warrant outstanding at the Merger Date.

         (h) As soon as practicable after the Merger Date, Buyer shall deliver to any holders of Company Warrants, upon due surrender of the Company Warrants, warrants evidencing the Assumed Warrants.

         (i) Except to the extent required under the respective terms of the Company Stock Options or Company Warrants or other applicable agreements, all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company, and with respect to Company Warrants, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options or warrants after giving effect to the Merger and the assumption by Buyer as set forth above.

         SECTION 1.05. ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Merger Date, any change in the outstanding shares of Buyer Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar transaction or event, the Merger Consideration shall be appropriately adjusted to provide to the holders of Company Stock the same economic effect as contemplated prior to such change or dividend. If at any time during the period between the date of this Agreement and the Merger Date, any change in the outstanding shares of Company Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar transaction or event, the Merger Consideration shall be appropriately adjusted to provide to the Buyer the same economic effect as contemplated prior to such change or dividend.

         SECTION 1.06. FRACTIONAL SHARES. No fractional shares of Buyer Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Stock otherwise entitled to a fractional share of Buyer Common Stock will be entitled, subject to Section 1.07, to receive, from the Exchange Agent in accordance with the provisions of this Section 1.06, a cash payment in lieu of such fractional shares of Buyer Common Stock representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Buyer Common Stock which would otherwise have been issued (the "EXCESS SHARES"). The sale of the Excess Shares by the Exchange Agent shall be executed on The Nasdaq Stock Market ("NASDAQ") through one or more member firms of the National Association of Securities Dealers, Inc. and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the appropriate holders of shares of Company Stock, the Exchange Agent will hold such proceeds in trust for the appropriate holders of Company Stock. Buyer shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including, without limitation, the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Stock in lieu of any fractional shares of Buyer Common Stock the Exchange Agent shall make available such amounts to such holders of shares of Company Stock without interest.

         SECTION 1.07 FAILURE TO OBTAIN APPROVAL FOR LISTING; CASH MERGER CONSIDERATION. If Buyer is unable to obtain, within sixty (60) days after the filing of the applications and forms referred to in Section 6.02 ("LISTING PERIOD"), a letter from Nasdaq ("NASDAQ LETTER") indicating that the Buyer Common Stock has been approved for listing on the Nasdaq NMS subject to customary conditions to be contained in such approval letter for a transaction of this type (a "LISTING FAILURE"), then:

         (a) Section 1.01(b)(ii) shall be deemed to be amended and restated in its entirety as follows without any action by the parties hereto:

                  "(ii) Each share of Company Stock outstanding immediately prior to the Merger Date shall, except as otherwise provided in Section 1.01(b)(i) or in Section 1.08 with respect to shares of Company Stock as to which appraisal rights have been exercised (which shares shall be treated in accordance with Section 262 of the Delaware Law), be converted into the right to receive an amount of cash (in United States dollars and rounded to the nearest cent) equal to (A) the Purchase

                  Price (as determined in accordance with Section 1.09) divided by (B) (x) the number of shares of Company Stock outstanding on the date immediately prior to the Merger Date PLUS (y) the number of shares of Company Stock subject to Company Options and Company Warrants that have an exercise or conversion price less than $.71 MINUS (z) the number of shares of Company Stock owned by Buyer. As of the date of this Agreement, (B) in the immediately preceding sentence would be 11,695,549 (the "MERGER CONSIDERATION").

         (b) Section 1.02(g) shall be deemed to be deleted in its entirety without any action by the parties hereto;

         (c) Section 1.06 shall be deemed to be deleted in its entirety without any action by the parties hereto; and

         (d) (i) The (A) representations and warranties of the Company contained in Section 3.10(i), (B) representations and warranties of Buyer contained in Sections 4.05 through 4.08 and Sections 4.10 through 4.11, (C) covenants contained in Sections 6.01, 6.02, the last sentence of Section 7.02 and Section
7.08 and (D) the closing conditions set forth in Sections 8.01(e) and 8.01(f) shall cease to be applicable, and (ii) the accuracy of any such representation and warranty or failure to comply with any such covenant will not be a condition to the closing of the Merger and the breach of any such representation and warranty or failure to perform any such covenant shall not serve as the basis for any termination right set forth in Section 9.01.

         SECTION 1.08 DISSENTING SHARES. Notwithstanding Section 1.01, in the event of a Listing Failure, shares of Company Stock outstanding immediately prior to the Merger Date and held by a holder who has not voted in favor of the Merger and who has exercised appraisal rights in respect of such shares of Company Stock in accordance with the Delaware Law shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his appraisal or objecting stockholders' rights. Shares of Company Stock in respect of which appraisal rights have been exercised shall be treated in accordance with Section 262 of the Delaware Law. If after the Merger Date such holder fails to perfect or withdraws or otherwise loses his right to demand the payment of fair value for shares of Company Stock under Delaware Law, such shares of Company Stock shall be treated as if they had been converted as of the Merger Date into a right to receive the Merger Consideration. The Company shall give Buyer prompt notice of any demands received by the Company for the exercise of appraisal rights with respect to shares of Company Stock and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands. In the event any amounts shall become due and payable in respect of any such demands, such amounts shall be paid by the Surviving Corporation.

         SECTION 1.09 PURCHASE PRICE; EXCHANGE RATIO; VALUATION OF BUYER COMMON STOCK. (a) For purposes of this Agreement, the term "PURCHASE PRICE" shall mean Eight Million Two Hundred Ninety Thousand United States Dollars (U.S.$8,290,000). On or before the date immediately prior to the Merger Date, Buyer and the Company shall agree on the appropriate calculation of the Merger Consideration (pursuant to Section 1.01(b)(ii)) and the Exchange Ratio (pursuant to Sections 1.09(b) and (c)) and will cause the Merger Consideration (as so calculated) to be reflected correctly in the Certificate of Merger to be effective on the Merger Date.

         (b) For purposes of this Agreement, the term "EXCHANGE RATIO" shall mean a fraction of which (i) the numerator shall be (x) the Purchase Price divided by (y) (A) the number of shares of Company Stock outstanding on the date immediately prior to the Merger Date PLUS (B) the number of shares of Company Stock subject to Company Options and Company Warrants that have an exercise or conversion price less than $.71 MINUS (C) the number of shares of Company Stock owned beneficially by Buyer other than beneficial ownership arising from the execution of the Support/Voting Agreements, and (ii) the denominator shall be the value of Buyer Common Stock (determined in accordance with Section 1.09(c)). As of the date of this Agreement, (y) in the immediately preceding sentence is 11,695,549.

         (c) For purposes of Section 1.09(b), the value of Buyer Common Stock shall be determined by dividing by two the following sum: (I) the average of the closing prices for the Buyer Common Stock on the Toronto Stock Exchange for each business day commencing on the 30th day prior to the public announcement of the transactions contemplated by this Agreement and (II) the average of the closing prices for the Buyer Common Stock on the Toronto Stock Exchange for each business day commencing on the day immediately following such announcement and ending on the 30th day following such public announcement. Such value shall then be converted from Canadian dollars into U.S. dollars based upon the average applicable exchange rate for such calculation period as published in THE WALL STREET JOURNAL (Exchange Rate table in Currency Trading section).

                                    ARTICLE 2

                            THE SURVIVING CORPORATION

         SECTION 2.01. CERTIFICATE OF INCORPORATION; BYLAWS. The certificate of incorporation and bylaws of the Merger Sub in effect at the Merger Date shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation until amended in accordance with applicable law, except for Article I thereof which shall include the name of the Surviving Corporation designated by Buyer. The Surviving Corporation shall succeed to all of the rights, privileges, powers and franchises, of a public as well as of a private nature, of the Company and Merger Sub, all of the properties and assets and all of the debts of the Company and Merger Sub, choses in action and other interests due or belonging to the Company and Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and duties of the Company and Merger Sub with the effect set forth in the Delaware Law.

         SECTION 2.02. DIRECTORS AND OFFICERS. From and after the Merger Date, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Sub immediately prior to the Merger Date shall be the directors of the Surviving Corporation, and (b) the officers of Merger Sub immediately prior to the Merger Date shall be the officers of the Surviving Corporation. On or prior to the Merger Date, the Company shall deliver to Buyer evidence satisfactory to Buyer of the resignations (to be effective as of the Merger Date) of each of the directors of the Company and/or its Subsidiaries, and, without affecting their employment status or any rights they may have under any severance agreement, employment agreement or similar arrangement disclosed in the Company Disclosure Schedule, each of the officers of the Company and/or its Subsidiaries.

         SECTION 2.03. SUBSCRIPTION. As part of the overall transactions described in this Agreement, in consideration of Buyer agreeing to issue and deliver Buyer Common Stock in accordance with Section 1.02 of this Agreement, Buyer will be entitled to subscribe and agrees to subscribe, at the Merger Date, for a number of shares of common stock ( par value $.01 per share), of the Surviving Corporation equivalent to the number of shares of Company Stock outstanding immediately prior to the Merger Date (the "SUBSCRIPTION STOCK"). The acquisition of the Subscription Stock shall occur simultaneously with the conversions provided for under Sections 1.01(b)(ii) and 1.01(b)(iii) of this Agreement. The Subscription Stock will, at the Merger Date, have been duly authorized and, when issued to Buyer pursuant to this Agreement, will be validly issued and outstanding, fully paid and non-assessable.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty only, except where the information in any such section is disclosed in such a way to make its relevance to any other representation or warranty readily apparent, in which case, such section shall be deemed to also qualify such other representation and warranty) of the Company attached hereto (the "COMPANY DISCLOSURE SCHEDULE") (and except as to any matter set forth in or contemplated by Section 2.03 hereof as to which the representations and warranties in this Article 3 do not apply) or as otherwise provided herein, the Company represents and warrants to Buyer that:

         SECTION 3.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. For purposes of this Agreement, a "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the financial condition, business, operations, assets or results of operations of such Person and its Subsidiaries taken as a whole or on the ability of such Person to perform its obligations under this Agreement in all material respects.
Section 3.01(a) of the Company Disclosure Schedule includes true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect. Section 3.01(b) of the Company Disclosure Schedule includes a list of all jurisdictions in which the Company or any Subsidiary of the Company is duly qualified to conduct business.

         SECTION 3.02. CORPORATE AUTHORIZATION. (a) The execution, delivery and performance by the Company of each of (I) this Agreement, (ii) the letter agreement dated October 29, 1998 between the Company and Dr. Jack Barbut (the "BARBUT AGREEMENT"), (iii) the Agreement dated November 16, 1998 among the Company, Panlabs International, Inc. and MDS, Inc. (the "MDS AMENDMENT") and
(iv) the Forbearance Agreement dated the date hereof among the Company, its Subsidiaries named therein and First Union National Bank (the "FORBEARANCE AGREEMENT") and the consummation by the Company of the transactions contemplated by this Agreement, the Barbut Agreement, the MDS Amendment and the Forbearance Agreement are within the Company's corporate powers and, except for the required approval of the stockholders of the Company in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of a majority of the shares of Company Stock outstanding as of the record date for the Company Stockholder Meeting (the "REQUIRED STOCKHOLDER VOTE") is the only vote of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

         (b) The Board of Directors of the Company, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated by this Agreement (including the Merger) are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated by this Agreement (including the Merger), and (iii) resolved to recommend adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company, subject to the terms hereof.

         (c) Each of the persons identified in Section 3.02(c) of the Company Disclosure Schedule has (i) entered into a Support/Voting Agreement in the form attached hereto as Exhibit A (each a "SUPPORT/VOTING AGREEMENT"), whereby each such individual has agreed, among other things, to vote all shares of Company Stock beneficially owned by them in favor of adoption of this Agreement and (ii) a written undertaking in the form attached hereto as Exhibit B (each an "AFFILIATE LETTER"), whereby each such individual has agreed, among other things, to comply with the requirements of Rule 145 under the 1933 Act with respect to public sales of Buyer Common Stock received by them in the Merger. The persons identified in Section 3.02(c) are the only persons which the Company believes may be Affiliates of the Company.

         SECTION 3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no action, by or in respect of, or filing with, any federal, state, local or foreign governmental body, agency, official or authority ("GOVERNMENTAL AUTHORITY") other than (a) the filing of the Certificate of Merger in accordance with the Delaware Law; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); (c) compliance with any applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 ACT"); (d) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 ACT");
(e) compliance with any applicable foreign or state securities or Blue Sky laws; and (f) immaterial actions or filings relating to ordinary operational matters.

         SECTION 3.04. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not, assuming receipt of the Required Stockholder Vote, (a) contravene or conflict with the certificate of incorporation or bylaws of the Company or any Subsidiary of the Company, (b) assuming compliance with the matters referred to in Section 3.03 and Section 3.03 of the Company Disclosure Schedule, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary of the Company, (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary of the Company or to a loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary of the Company or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary of the Company, (d) require any action or consent or approval of any Person other than a Governmental Authority or (e) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary of the Company, other than, (i) in the case of the events specified in clauses (b), (c), and (e) (other than indebtedness of the Company or any Subsidiary of the Company) and (ii) in the case of the events specified in clause (d) (other than indebtedness of the Company and licenses and sublicenses related to the 191 patent to which the Company or any

Subsidiary is a party on the date hereof), any such event which, individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, claim, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.05. CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Company Stock and 5,000,000 shares of serial preferred stock. As of September 30, 1998, there were (i)11,523,257 shares of Company Stock (together with associated Rights as described in Section 3.21) outstanding and (ii) no shares of serial preferred stock outstanding. As of September 30, 1998, there were (i) employee and director stock options to purchase an aggregate of 1,962,851 shares of Company Stock outstanding (none of which options were exercisable, other than options in respect of 1,367,241 shares of Company Stock) and (ii) warrants to purchase 2,110,000 shares of Company Stock outstanding (all of which were exercisable). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and, as to shares issued and sold by the Company within the three years prior to the date of this Agreement, to the Company's knowledge, have been issued in compliance with all federal and state securities laws. Except (i) as set forth in this Section 3.05, (ii) for changes since September 30, 1998 resulting from the expiration, vesting, termination or exercise in accordance with their respective terms of stock options or warrants outstanding on such date, (iii) modifications of the Rights as described in
Section 3.21, (iv) acceleration of vesting of stock options resulting from the execution of this Agreement as set forth in Section 3.04 of the Company Disclosure Schedule, and (v) issuances after September 30, 1998 in the ordinary course of business consistent with past practice of shares of Company Stock to the Company's 401(k) plan, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (c) no options, warrants, calls, subscriptions or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (a), (b) and (c) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities. Section 3.05 of the Company Disclosure Schedule sets forth, with respect to each stock option and warrant for Company Stock outstanding at September 30, 1998, the name of the optionee or warrant holder, as the case may be, the number of shares of Company Stock subject thereto, the per share exercise price thereof and the initial vesting date thereof. Section 3.05 of the Company Disclosure Schedule sets forth (i) every agreement pursuant to which the Company has granted to any Person registration rights related to shares of Company Stock and (ii) every agreement of which the Company has knowledge relating to the voting of any shares of Company Stock.

         SECTION 3.06. SUBSIDIARIES. (a) Each Subsidiary of the Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified or licensed is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

         (b) The Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the Subsidiaries of the Company set forth in
Section 3.06 of the Company Disclosure Schedule. Except as set forth in Section
3.06 of the Company Disclosure Schedule, the Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity. The ownership interests having by their terms ordinary voting power to elect a majority of directors (or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries is held of record by the Company or one of its other Subsidiaries, free and clear of any Liens. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. The following information for each Subsidiary of the Company is set forth in Section 3.06 of the Company Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital and the record owner(s) thereof. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any Subsidiary of the Company (collectively, the "COMPANY SUBSIDIARY SECURITIES"), nor are there outstanding any securities which are convertible into or exchangeable for any Company Subsidiary Securities; and no Subsidiary of the Company has any obligation of any kind to issue any additional Company Subsidiary Securities or to pay for any Company Subsidiary Securities.

         SECTION 3.07. SEC FILINGS. The Company has delivered to Buyer (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "COMPANY 10-K"), (ii) its Quarterly Reports on Form 10-Q for its fiscal quarters ended after December 31, 1997 and filed with the Securities and Exchange Commission (the "SEC") prior to the date of this Agreement (the "COMPANY 10-QS"), and (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1997, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1998 and through the date of this Agreement. The Company has timely filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC

Documents complied, and all documents required to be filed by the Company with the SEC after the date hereof and prior to the Merger Date (the "SUBSEQUENT COMPANY SEC DOCUMENTS") will comply, in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained, and the Subsequent Company SEC Documents when filed will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 3.08. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents at the time such Company SEC Documents were filed with the SEC complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied in the United States ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. For purposes of this Agreement, "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of December 31, 1997 set forth in the Company 10-K and "COMPANY BALANCE SHEET DATE" means December 31, 1997.

         For purposes of financial presentation, the Company and its Subsidiaries recognize net revenue from their contracts on a percentage of completion basis as work is performed. The percentage of completion, and consequently the revenue to be recorded, of each individual contract is determined through detailed analysis and discussion between all appropriate operational and financial department management. Although the Company and its Subsidiaries do not require collateral for unpaid balances, credit losses have consistently been within management's expectations. Certain contracts contain provisions for price adjustment for cost overruns. Such adjusted amounts are included in service revenue when realization is assured and the amounts can be reasonably determined. In the period in which it is determined that a loss will result from the performance of a contract, the entire amount of the estimated ultimate loss is charged against income.

         SECTION 3.09. DISCLOSURE DOCUMENTS. (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), including, without limitation, the proxy or information statement of the Company (the "COMPANY PROXY STATEMENT") to be filed with the SEC in connection with the adoption of this Agreement by the holders of Company Stock, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

         (b) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on the adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.09(b) will not apply to statements included in or omissions from the Company Disclosure Documents based upon information furnished to the Company by Buyer specifically for use therein.

         SECTION 3.10. INFORMATION SUPPLIED. The information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Buyer's Form F-4 or any amendment or supplement thereto will not, at the time the Form F-4 or any amendment or supplement thereto becomes effective under the 1933 Act and on the Merger Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any Buyer Disclosure Documents (other than the Form F-4 and any amendments or supplements to either) will not, at the time of effectiveness of such Buyer Disclosure Document and at the time of any distribution thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.11. ABSENCE OF CERTAIN CHANGES. From the Company Balance Sheet Date, except (i) as set forth in the Company SEC Documents, (ii) as contemplated by this Agreement (including, without limitation, Sections 1.04 and 3.21 hereof) or (iii) related to the Shut-Downs, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

         (a) any event, occurrence or development of a state of circumstances or facts which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company other than any of the foregoing (i) relating to the economy or securities markets in general, (ii) relating to the Company's industry in general or (iii) arising from the announcement or thereafter the pendency of this Agreement or the transactions contemplated by this Agreement;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any amount of outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

         (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary of the Company;

         (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness from any third party for borrowed money;

         (e) any creation or assumption by the Company or any Subsidiary of the Company of any Lien on any material asset other than Liens arising solely by operation of applicable law;

         (f) any making of any loan, advance or capital contribution to or investment in any Person other than (i) loans and advances to any employees of the Company in an amount not in excess of $5,000 per employee and (ii) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Company;

         (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company;

         (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary of the Company relating to its assets or business (including, without limitation, the acquisition or disposition of any assets) (other than transactions and commitments contemplated by this Agreement) inconsistent with the Company's budget and/or spending plans disclosed to Buyer prior to the date of this Agreement or any relinquishment by the Company or any Subsidiary of the Company of any material contract, license or right;

         (i) any change in any method of accounting or accounting principle or practice by the Company or any Subsidiary of the Company, except for any such change required by U.S. GAAP or SEC Regulation S-X promulgated under the 1934 Act and, as to changes occurring prior to the date of this Agreement, as set forth in Section 3.11 of the Company Disclosure Schedule ("REGULATION S-X");

         (j) any (i) grant by the Company or any of its Subsidiaries of any severance or termination pay to, or entry into any employment, termination or severance arrangement with, any director, officer or employee of the Company or any Subsidiary of the Company; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary of the Company, other than in the ordinary course of business and consistent with past practice.

         SECTION 3.12. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities, commitments or obligations (whether pursuant to contracts or otherwise) of the Company or any Subsidiary of the Company of any kind whatsoever which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on the Company, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability, commitment or obligation, including, without limitation, any fines, disciplinary actions or other adverse actions that may be taken or reported concerning the conduct of the Company or any of its Subsidiaries, other than:

         (a) liabilities, commitments or obligations disclosed or provided for in the Company Balance Sheet (including the notes thereto) or disclosed in the Company SEC Documents;

         (b) liabilities, commitments or obligations incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date;

         (c) liabilities, commitments or obligations arising from the Shut-Downs and disclosed to Buyer; and

         (d) liabilities, commitments or obligations under this Agreement.

         SECTION 3.13. LITIGATION; INVESTIGATIONS; ORDERS AND DECREES. There is no action, claim, suit, investigation, proceeding or examination ("ACTION") pending against or affecting, or to the knowledge of the Company, threatened or reasonably likely to be brought against or affecting, the Company or any Subsidiary of the Company or any of their respective properties before any arbitrator or any Governmental Authority which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company or on Chrysalis DNX Transgenic Sciences Corporation ("CHRYSALIS DNX"). The foregoing representation and warranty does not include or relate to any Action, pending or threatened, challenging or seeking to prevent, enjoin, alter or delay the Merger or any of the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on the Company or Chrysalis DNX. Since December 31, 1993, (i) there has not been any Action asserted or, to the knowledge of the Company, threatened before any Governmental Authority against the Company or any Subsidiary of the Company relating to the Company or any of its

Subsidiary's method of doing business or its relationship with past, existing or future users or purchasers of any goods or services of the Company or any Subsidiary of the Company which has had, individually or in the aggregate, a Material Adverse Effect on the Company and (ii) neither the Company nor any Subsidiary of the Company has been subject to any outstanding order, writ, injunction or decree relating to the Company's or any of its Subsidiary's method of doing business or its relationship with past, existing or future lessees, users, purchasers, licensees or sublicensees of any Intellectual Property, goods or services of the Company or any Subsidiary of the Company which has had, individually or in the aggregate, a Material Adverse Effect on the Company.

         SECTION 3.14. TAXES. (a) Except as set forth in the Company Balance Sheet (including the notes thereto), (i) all Tax Returns for the Company or any Subsidiary of the Company required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws and are true, correct and complete in all material respects; (ii) the Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Tax Returns for the Company or any Subsidiary of the Company that have been so filed; (iii) the Company and its Subsidiaries have made provision for all Taxes payable by the Company and its Subsidiaries for which no Tax Return for the Company or any Subsidiary of the Company has yet been filed; (iv) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; (v) neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (vi) neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent and no members of that group have left the group; (vii) all Tax Returns filed with respect to tax years of the Company and its Subsidiaries through the tax year ended December 31, 1994, have been examined and closed or are returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (viii) neither the Company nor any Subsidiary (or any member of any affiliated, consolidated, combined or unitary group of the Company or any Subsidiary of the Company is or has been a member) has been granted any extension or waiver of the statute of limitations period applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired; and (ix) neither the Company nor any Subsidiary of the Company is a party to a tax sharing agreement, including, without limitation, any agreement with respect to the shifting of losses or income among parties or has been a party to a tax sharing agreement that imposes obligations of the Company or any Subsidiary of the Company as of the date of this Agreement. For purposes of the representations contained in this Section 3.14, none of these representations shall be deemed to have been breached unless such breach would have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) For purposes of this Agreement, "TAXES" means all United States Federal, state, local and foreign taxes, levies and other assessments, including, without limitation, all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, PAYE, employer health, unemployment insurance payments, excise, real property and personal property taxes, and any other taxes, assessments or similar charges in the nature of a tax, including, without limitation, interest, additions to tax, fines and penalties, imposed by a governmental or public body, agency, official or authority (the "TAXING AUTHORITIES"). "TAX RETURN" means any return, report, information return or other document (including any related or supporting information) required to be filed with any Taxing Authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

         SECTION 3.15. ERISA AND LABOR MATTERS. (a) Section 3.15(a) of the Company Disclosure Schedule contains a list identifying each "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which is subject to any provision of ERISA and is maintained, administered or contributed to by the Company or any ERISA Affiliate of the Company and covers any employee or former employee of the Company or any Subsidiary of the Company or in connection with which the Company or any Subsidiary of the Company has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof, if any, have been furnished to Buyer together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with, and any favorable determination letter issued in connection with, any such plan. Such plans are referred to collectively herein as the "EMPLOYEE PLANS". For purposes of this Section, "ERISA AFFILIATE" of the Company means any other Person which, together with the Company, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "EMPLOYEE PENSION BENEFIT PLAN" as defined in Section 3(2) of ERISA (the "PENSION PLANS") are identified as such in the list referred to above.

         (b) Neither the Company nor any ERISA Affiliate has ever maintained or been obligated to contribute to or had any liability in connection with any "MULTIEMPLOYER PLAN", as defined in Section 3(37) of ERISA, or any "DEFINED BENEFIT PLAN", as defined in Section 3(35) of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any Subsidiary of the Company, any officer or director of the Company or any Subsidiary of the Company subject to any liability under Title I of ERISA or liable for any tax pursuant to
Section 4975 of the Code that is reasonably likely to have a Material Adverse Effect on the Company.

         (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified. The Company has furnished to Buyer copies of the most recent IRS determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to the Employee Plan, excluding any instances of non-compliance that would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect on the Company.

         (d) Section 3.15(d) of the Company Disclosure Schedule contains a list of each employment, severance (including the duration of severance periods or, in the case of stay bonuses, the amount) or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not an Employee Plan, is entered into, maintained or contributed to, as the case may be, by the Company or any Subsidiary of the Company and covers any employee or former employee of the Company or any of its Subsidiaries or in connection with which the Company or any Subsidiary of the Company could have liability. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to Buyer, are referred to collectively herein as the "BENEFIT ARRANGEMENTS". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement, excluding any instances of non-compliance that would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect on the Company.

         (e) Except as would not be reasonably likely to have a Material Adverse Effect on the Company, no Employee Plan, Benefit Arrangement or related document contains any provision that would prevent the Company or any Subsidiary of the Company from amending or terminating any post-retirement health, medical or life insurance benefits and no agent or representative of the Company or of any Subsidiary of the Company has made any statements that would limit the ability of the Company or any of its Subsidiaries to amend or terminate any such benefits.

         (f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any Subsidiary of the Company relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the Company Balance Sheet Date.

         (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Benefit Arrangement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of the Company or any of its Subsidiaries, or result in the triggering or imposition of any restrictions or limitations on the right of Buyer, the Company or any Subsidiary of the Company to amend or terminate any Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as otherwise identified in Section 3.15(d) of the Company Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(a)(2) or 280G of the Code.

         (h) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no labor unions voluntarily recognized or certified to represent any bargaining unit of employees at the Company or any of its Subsidiaries. No work stoppage, labor strike or slowdown against the Company or any of its Subsidiaries is pending or threatened nor has any of the foregoing occurred since December 18, 1996. Neither the Company nor any of its Subsidiaries is involved in or threatened with any labor dispute or grievance which individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect on the Company. To the knowledge of the Company, there is no organizing effort or representation question at issue with respect to any employee of the Company or any of its Subsidiaries. No collective bargaining agreement to which the Company or any of its Subsidiaries is or may be a party is currently under negotiation or renegotiation and no existing collective bargaining agreement is due for expiration, renewal or renegotiation within the one year period after the date hereof.

         SECTION 3.16. COMPLIANCE WITH LAWS. (a) Each of the Company and its Subsidiaries has all permits, licenses, authorizations, consents, approvals and franchises necessary to own, lease and operate its respective properties and to carry on its respective business as it is now being conducted except for any of the foregoing, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Chrysalis DNX. The Company and each Subsidiary is in compliance in all material respects with the terms and conditions of all such permits, licenses, authorizations, consents, approvals and franchises. Section 3.16 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a list of all material permits, licenses, authorizations, consents, approvals and franchises of the Company and each Subsidiary of the Company along with their expiration dates, each one of which is currently valid and in full force. The Company and each Subsidiary has filed such timely and complete renewal applications as may be required with respect to its material permits, licenses, authorizations, consents, approvals and franchises. No suspension, revocation, cancellation or withdrawal of, or any Action related to, any material permits, licenses, authorizations, consents, approvals or franchises of the Company and any Subsidiary of the Company has been filed or, to the knowledge of the Company or its Subsidiaries, has been commenced or is threatened. The Company and each Subsidiary is currently in compliance with, and at all times since December 31, 1993, has been in compliance with, all applicable federal, state, local or foreign laws, statutes, orders, judgments, decisions, rules, regulations, policies or guidelines (collectively "APPLICABLE LAWS"), including those promulgated or entered by the United States Food and Drug Administration ("FDA"), United States Department of Agriculture ("USDA"), United States Drug Enforcement Agency ("DEA"), European Medicines Evaluation Agency ("EMEA"), relating to the Company, any Subsidiary of the Company or its respective businesses or properties, except for any non-compliance which has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company.

         (b) As to each product or service (including preclinical and clinical trials) subject to the jurisdiction of any Governmental Authority that is manufactured, tested, distributed, held, performed, offered and/or marketed by the Company or its Subsidiaries, such product or service is being, and since December 31, 1993 has been, manufactured, tested, distributed, held, performed, offered and/or marketed in compliance, to the extent required, with all Applicable Laws including, but not limited to, those provisions of the Federal Food, Drug and Cosmetic Act ("FDCA") relating to investigational use, informed consent, premarket clearance, good manufacturing practices, good laboratory practices, good clinical practices, labeling, advertising, record keeping, filing of report and security, except for any non-compliance which has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company, and during the past five years there have been no deaths or serious adverse events, as defined in Title 21 of CFR, related or alleged to have been related to any drug, device or biologic product being studied in any such clinical trials or to the negligence of the Company or any of its Subsidiaries or agents.

         (c) Section 3.16(c) of the Company Disclosure Schedule lists (i) all notices of violation issued by the FDA, USDA, DEA or EMEA during the five years prior to the date of this Agreement to the Company or any of its Subsidiaries;
(ii) all audit reports performed during the five years prior to the date of this Agreement by the Company, any Subsidiary, or any outside consultant retained by the Company or one of its Subsidiaries with respect to matters over which the FDA, USDA, DEA or EMEA has jurisdiction; and (iii) any document concerning any oral or written communication received from the FDA, the USDA, the DEA or the Department of Justice during the five years prior to the date of this Agreement.

         SECTION 3.17. INTELLECTUAL PROPERTY RIGHTS. (a) Set forth in Section
3.17 of the Company Disclosure Schedule is a true and complete list, as of the date of this Agreement, of (i) all of the Company's and each of its Subsidiary's foreign and domestic material patents, patent applications, invention disclosures, trademarks, service marks, trade names (and any registrations or applications for registration for any of the foregoing) and all material design right and copyright applications and registrations, including all patents, trademarks, copyrights and applications under which the Company or any Subsidiary has obtained rights from others, and (ii) all material agreements to which the Company or any Subsidiary of the Company is a party which may concern any of the Intellectual Property. "INTELLECTUAL PROPERTY" shall mean all intellectual property or other proprietary rights of every kind, including, without limitation, all domestic or foreign patents, patent applications, inventions (whether or not patentable) processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks and trademark applications and registrations, service marks and service mark applications and registrations, trade names, trade dress, copyright regulations, design rights, customer list, marketing and customer information, mask works rights, know-how, licenses, technical information (whether confidential or otherwise), software, and all documentation thereof). Other than the Intellectual Property set forth in
Section 3.17 of the Company Disclosure Schedule, no name, patent invention, trade secret, proprietary right, computer software, trademark, trade name, service mark, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of the Company or any Subsidiary in substantially the same manner as such business is presently or proposed to be conducted. Except as set forth in Section 3.17 of the Company Disclosure Schedule, (i) the Company or its Subsidiaries, as applicable, owns, free and clear of any Liens the Intellectual Property set forth in Section 3.17 of the Disclosure Schedule and has the exclusive right to bring actions for the infringement thereof; (ii) no person or entity has asserted to the Company or any Subsidiary of the Company (and the Company or any Subsidiary is not otherwise aware) that, with respect to the Intellectual Property and the research, development and commercial activities of the Company or any Subsidiary, the Company or any Subsidiary of the Company is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right or misappropriated or improperly used or disclosed any trade secret, or know-how, (iii) all working requirements and all maintenance fees, annuities, and other payments which are due from or controlled by the Company or any Subsidiary of the Company on or before the date of this Agreement for any of the Intellectual Property, including, without limitation, all material foreign or domestic patents, patent applications, trademarks registrations service mark registrations, copyright registrations and any applications for any of the preceding, have been met or paid; (iv) the Company is not aware of any part of the Intellectual Property having been obtained through inequitable conduct or fraud in the United States Patent and Trademark Office or any foreign Governmental Authority; (v) neither the Company nor any Subsidiary of the Company is aware of any conduct or use by the Company or any Subsidiary of the Company that would, to the Company's knowledge, void or invalidate or constitute misuse of, any of the Intellectual Property (vi) the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement will not materially impair the right of Buyer or the Surviving Corporation, after the Merger Date, to use, sell, license or dispose of, or to bring any action for the infringement of, any Intellectual Property; (vii) the Company or any Subsidiary of the Company is not aware of any prior art that has been identified to the Company or any Subsidiary of the Company as invalidating or potentially invalidating prior art with respect to U.S. Patent No. 4,873,191 (the "191 PATENT"); (viii) the Company or any Subsidiary of the Company is not aware of any Person who has made or asserted a claim of ownership, inventorship, license or material interest in the 191 patent; and (ix) there are no material royalties, honoraria, fees or other payments payable to any Person by reason of the ownership, use, license, sublicense, sale or disposition of the Intellectual Property.

         SECTION 3.18. ENVIRONMENTAL MATTERS. (a) (i) No notice, notification, demand, request for information, citation, summons or order has been received by the Company, no complaint has been filed, no penalty has been assessed, no Action or review is pending before any Governmental Authority or, to the knowledge of the Company or any Subsidiary of the Company, threatened by any Governmental Authority or other Person with respect to any matters relating to the Company or any Subsidiary of the Company and arising out of any Environmental Law or Environmental Permit which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company; and

                  (ii) the Company and each Subsidiary of the Company are in compliance with all Environmental Laws and have, and are in compliance with, all Environmental Permits, except where any noncompliance or failure to obtain or comply with Environmental Permits is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company; and

                  (iii) there are no liabilities of, or relating to, the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law or Environmental Permit which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

         (b) There are no liabilities disclosed in any environmental assessment, investigation, study, audit, test, review or other analysis conducted at the request of the Company or any Subsidiary of the Company in relation to the current or prior business of the Company or any Subsidiary of the Company or any property or facility now or previously owned, leased or operated by the Company or any Subsidiary of the Company and of which the Company has knowledge which individually or in the aggregate are reasonably likely to exceed $25,000 which have not been disclosed to Buyer in writing as of the date hereof.

         (c) Neither the Company nor any Subsidiary of the Company has knowledge in relation to the current or prior business of the Company or any Subsidiary of the Company owning or operating or having owned or operated any underground storage tank which has been closed or abandoned in place, other than in compliance with Environmental Laws and Environmental Permits, as in effect on the date of such closure or abandonment, and each underground storage tank presently owned, leased or operated by the Company or any Subsidiary of the Company is in compliance with Environmental Laws and Environmental Permits and, as of the date hereof, meets applicable local, state, federal and foreign standards, including new system performance standards and upgrading requirements contained in Subtitle I of the Resource Conservation and Recovery Act, 42 U.S.
C. 6991, ET SEQ., as amended, and any rules or regulations promulgated thereunder, including 40 C.F.R. Section 280.20, ET SEQ., except to the extent that any non-compliance, assessment or remediation costs arising from or relating to underground storage tanks would not, individually or in the aggregate, be reasonably likely to result in liabilities in excess of $10,000.

         (d) Neither the Company nor any Subsidiary of the Company has knowledge of any releases of Hazardous Substances at, to or from a facility or property while owned or operated by the Company or any Subsidiary that either (i) required reporting to a Governmental Authority under Environmental Laws or Environmental Permits, or (ii) are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

         (e) To the knowledge of the Company or any Subsidiary of the Company, no Hazardous Substances (exclusive of inventory and finished products) have been transferred from any facility or property while owned or operated by the Company or any Subsidiary of the Company to any off-site location for treatment, storage, disposal, recycling or other waste management activity.

         (f) For purposes of this Section 3.18, the following terms shall have the meanings set forth below:

                  (i) "ENVIRONMENTAL LAWS" means any federal, state, local and foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, agreement or contract with any Governmental Authority relating to protection of human health and safety, the environment or to the regulation or remediation of pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials;

                  (ii) "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws for operation of the business of the Company or any Subsidiary of the Company as currently conducted;

                  (iii) "HAZARDOUS SUBSTANCE" means any material, substance, chemical, raw material, product, byproduct or waste whose release to the environment, including remediation of such releases, is regulated under any Environmental law or Environmental Permit; and

                  (iv) "COMPANY" AND "SUBSIDIARY OF THE COMPANY" shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary of the Company.

         SECTION 3.19. OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received the opinion of Vector Securities International, Inc., financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration (whether in the form of Buyer Common Stock or United States dollars) is fair to the stockholders of the Company from a financial point of view, and such opinion has not been withdrawn.

         SECTION 3.20. ANTITAKEOVER STATUTES AND CERTIFICATE OF INCORPORATION PROVISIONS. The Board of Directors of the Company have taken all appropriate and necessary actions such that, assuming the truth and accuracy of the representations and warranties contained in Section 4.12, Section 203 of the Delaware Law and Article Eighth of the Company's Third Amended and Restated Certificate of Incorporation will not have any effect (including, without limitation, a required vote of the stockholders of the Company owning more than a majority of the outstanding shares of Company Stock as of the record date for the Company Stockholder Meeting) on the Merger or the other transactions contemplated by this Agreement. No other "fair price," "moratorium," "control share acquisition," or other similar antitakeover statute or regulation of the Delaware Law or, to the knowledge of the Company, any other jurisdiction is applicable to the Merger or the other transactions contemplated by this Agreement.

         SECTION 3.21. RIGHTS AGREEMENT. (a) The Company has adopted an amendment to the Rights Agreement, dated July 1, 1998, between the Company and American Stock Transfer & Trust Company (the "RIGHTS AGREEMENT") with the effect that as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated by this Agreement in accordance with the terms of this Agreement (i) neither Buyer nor Merger Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), (ii) neither the Distribution Date (as defined in the Rights Agreement) nor a Flip-In Event or Flip-Over Event (each as defined in the Rights Agreement) shall be deemed to occur, (iii) the Rights (as defined in the Rights Agreement) will not separate from the Company Stock, and (iv) the Rights will expire immediately prior to the Merger Date.

         (b) The Company has taken or will take all necessary action with respect to all of the outstanding Rights (as defined in the Rights Agreement) so that, as of immediately prior to the Merger Date, as a result of entering into this Agreement and/or consummating in accordance with the terms of this Agreement the Merger and/or the other transactions contemplated by this Agreement, (i) neither the Company nor Buyer will have any obligations under the Rights or the Rights Agreement as a result of the Merger and (ii) the holders of the Rights will have no rights under the Rights or the Rights Agreement as a result of the Merger.

         SECTION 3.22. FINDERS FEES. Except for Vector Securities International, Inc., a copy of whose engagement agreement has been provided to Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the

Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 3.23. TITLE TO AND CONDITION OF PROPERTIES. The Company and each Subsidiary owns or holds under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of the Company and such Subsidiary as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on the Company. Section 3.23 of the Company Disclosure Schedule lists, and the Company has furnished to Buyer copies of, all appraisals and valuations prepared by or on behalf of the Company during the two years preceding the date of this Agreement with respect to the real property owned, leased or used by the Company or any Subsidiary. There are no Liens on any assets, rights or properties of the Company or any Subsidiary other than Liens arising solely by operation of law.

         SECTION 3.24. CONTRACTS. Schedule 3.24 lists all written or oral contracts, agreements, guarantees, leases and executory commitments (each a "CONTRACT") to which the Company or any Subsidiary is a party as of the date of this Agreement and which fall within any of the following categories: (a) contracts not entered into in the ordinary course of the Company's or any of its Subsidiary's business; (b) joint venture, partnership and like agreements; (c) Contracts which are service contracts (excluding contracts for delivery services entered into in the ordinary course of business) or equipment leases involving payments by the Company or any Subsidiary of more than $250,000 per year, (d) Contracts containing covenants purporting to limit the freedom of the Company or any Subsidiary of the Company to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of the Company or any Subsidiary of the Company, (f) Contracts relating to any outstanding commitment for capital expenditures of the Company or any Subsidiary of the Company in excess of $50,000, (g) indentures, mortgages, promissory notes, loan agreements, guarantees, in each case involving amounts in excess of $50,000, letters of credit or other agreements or instruments of the Company or any Subsidiary of the Company or commitments for the borrowing or the lending of amounts, in each case in excess of $50,000, by the Company or any Subsidiary of the Company or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company or any Subsidiary of the Company, (h) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of $50,000 and not cancelable by the Company or any Subsidiary (without premium or penalty) within one month, (i) Contracts involving annual revenues or expenditures to the business of the Company or any Subsidiary of the Company in excess of 1.0% of the Company's consolidated annual revenues, and (j) Contracts providing for "earn-outs" or other contingent payments involving more than $20,000 over the term of the Contract. All such Contracts are valid and binding obligations of the Company and its Subsidiaries, as applicable, and, to the knowledge of the Company, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on the Company. None of the Company, any Subsidiary of the Company nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred any event or condition which with the passage of time or giving of notice (or both) would constitute a default under, any such Contract except such violations or defaults under such Contracts which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         SECTION 3.25 ACCOUNTS RECEIVABLE. All accounts receivable and accrued interest receivable of the Company and its Subsidiaries have arisen out of the ordinary course of business and the accounts receivable reserves reflected on the consolidated balance sheet of the Company as of September 30, 1998 are as of such date established in accordance with U.S. GAAP and to the knowledge of the Company will be collectible in the aggregate, in an amount not less than the amounts carried on the balance sheet of the Company as of such date, net of any reserves included therein, except for any uncollectible amounts which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         SECTION 3.26 RELATIONSHIPS. As of the date of this Agreement, (i) to the Company's knowledge, the relationship of the Company and its Subsidiaries with its respective customers and suppliers are satisfactory and, (ii) to the Company's knowledge, the execution of this Agreement and consummation of the transactions contemplated by this Agreement to be undertaken by the Company will not have a Material Adverse Effect on the relationships of the Company or any Subsidiary with such customers or suppliers, the effect of which, individually or in the aggregate, would have a Material Adverse Effect on the Company or Chrysalis DNX.

         SECTION 3.27 PRODUCT WARRANTIES AND LIABILITIES. Neither the Company nor any Subsidiary of the Company has any forms of warranties or guarantees of its products and services that are in effect or proposed to be used by it. There are no pending or, to the knowledge of the Company, threatened Actions under any warranty or guaranty against the Company or any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company has incurred, nor does the Company know or have any reason to believe that there is any basis for alleging, any material liability, damage, loss, cost or expense as a result of any material defect or other deficiency (whether of design, materials, workmanship, labeling instructions or otherwise) ("PRODUCT LIABILITY") with respect to any product sold or services rendered by or on behalf of the Company or any Subsidiary of the Company whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance, except for any Product Liability which would not have a Material Adverse Effect on the Company.

         SECTION 3.28 AFFILIATE TRANSACTIONS. Except as contemplated by the transactions contemplated by this Agreement, there are no Contracts or other transactions between the Company or any Subsidiary of the Company, on the one hand, and any (i) officer or director of the Company or any Subsidiary of the Company, (ii) record or beneficial owner of five percent (5%) or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

         SECTION 3.29 INSURANCE. The Company and its Subsidiaries are presently insured, and during each of the past five calendar years have been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, errors and omission, liability and other insurance maintained with respect to the assets or businesses of the Company and its Subsidiaries provide adequate coverage against loss and may be continued by the Company or any Subsidiary of the Company without modification or premium increase after the Merger Date and for the duration of their current terms.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Except as set forth in the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warrant only, except where the information in any such section is disclosed in such a way to make its relevance to any other representation or warranty readily apparent, in which case, such section shall be deemed to also qualify such other representation and warranty) of Buyer attached hereto (the "BUYER DISCLOSURE SCHEDULE"), Buyer represents and warrants to the Company that:

         SECTION 4.01. CORPORATE EXISTENCE AND POWER. (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the Canada Business Corporations Act, and has all corporate powers and has or has applied for all permits, licenses, authorizations, consents, approvals and franchises necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except (i) where the failure to have such permits, licenses, authorizations, consents, approvals and franchises and (ii) for those jurisdictions where the failure to be so qualified or in good standing is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Buyer. Buyer has heretofore delivered to the Company true and complete copies of Buyer's Articles of Amalgamation and Certificate of Amalgamation ("ORGANIZATIONAL DOCUMENTS") as currently in effect.

         (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all permits, licenses, authorizations, consents, approvals and franchises required to carry on its business as it is now being conducted except where the failure to have such permits, licenses, authorizations, consents, approvals and franchises is not individually, or in the aggregate, reasonably likely to have a Material Adverse Effect on Merger Sub. Since its date of incorporation, Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

         SECTION 4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by each of Buyer and Merger Sub (each, a "BUYER PARTY") of this Agreement and the consummation by each Buyer Party of the transactions contemplated by this Agreement are within the corporate powers of such Buyer Party and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each Buyer Party and constitutes a valid and binding agreement of such Buyer Party enforceable against such Buyer Party in accordance with its terms.

         SECTION 4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each Buyer Party of this Agreement and the consummation by such Buyer Party of the transactions contemplated by this Agreement require no action, by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger in accordance with the Delaware Law; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the 1934 Act; (d) compliance with any applicable requirements of the 1933 Act; (e) compliance with any applicable foreign or state securities or Blue Sky laws; (f) filings and notices not required to be made or given until on or after the Merger Date; and (g) immaterial actions or filings relating to ordinary operational matters.

         SECTION 4.04. NON-CONTRAVENTION. The execution, delivery and performance by each Buyer Party of this Agreement and the consummation by such Buyer Party of the transactions contemplated by this Agreement do not and will not (a) contravene or conflict with the Organizational Documents or certificate of incorporation or bylaws, as the case may be, of such Buyer Party, (b) assuming compliance with the matters referred to in Section 4.03 and Section
4.03 of the Buyer Disclosure Schedule, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer or any Subsidiary of Buyer, (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer or any Subsidiary of Buyer or to a loss of any benefit to which Buyer or any Subsidiary of Buyer is entitled under any provision of any agreement, contract or other instrument binding upon Buyer or any Subsidiary of Buyer or any license, franchise, permit or other similar authorization held by Buyer or any Subsidiary of

Buyer, (d) require any action or consent or approval of any Person other than a Governmental Authority, or (e) result in the creation or imposition of any Lien on any asset of Buyer or any Subsidiary of Buyer, other than, in the case of the events specified in clauses (b), (c), (d) and (e) (other than indebtedness of Buyer or any subsidiary of Buyer), any such event which, individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on Buyer.

         SECTION 4.05. CAPITALIZATION. The authorized capital stock of (a) Buyer consisted of (i) an unlimited number of shares of Buyer Common Stock and (ii) an unlimited number of preferred shares issuable in series ("BUYER PREFERRED STOCK"), and (b) on the date hereof, Merger Sub consisted of 3,000 shares of Merger Sub Common Stock. As of August 31, 1998, there were 24,857,059 shares of Buyer Common Stock outstanding and no shares of Buyer Preferred Stock outstanding. As of August 31, 1998, an aggregate of 2,428,920 shares of Buyer Common Stock were reserved for issuance or issuable under employee benefit or other compensation plans or programs of Buyer. All outstanding shares of capital stock of each Buyer Party have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Buyer Common Stock, when issued in the Merger, will be duly authorized and validly issued and will be fully paid and non-assessable.

         SECTION 4.06. PUBLIC FILINGS. Buyer has delivered to the Company all documents, reports, schedules, registration statements and proxy statements filed by Buyer with the Ontario Securities Commission or the Quebec Securities Commission (each, a "CANADIAN SECURITIES COMMISSION") on or after August 1, 1997. Buyer has filed all required documents, reports, schedules, forms and statements with either Canadian Securities Commission since August 1, 1997 (collectively, the "BUYER PUBLIC DOCUMENTS"). As of their respective dates, or if amended, as of the date of the last such amendment, the Buyer Public Documents complied, and all documents required to be filed by Buyer with the either Canadian Securities Commission after the date hereof and prior to the Merger Date (the "SUBSEQUENT BUYER PUBLIC DOCUMENTS") will comply, in all material respects with the requirements of the Ontario or Quebec securities laws, as the case may be, and none of the Buyer Public Documents contained, and the Subsequent Buyer Public Documents will not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.07. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer included in the Buyer Public Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements of the Ontario or Quebec securities laws, as the case may be, were prepared in accordance with generally accepted accounting principles applied in Canada ("CANADIAN GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of Buyer as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. For purposes of this Agreement, "BUYER BALANCE SHEET" means the consolidated balance sheet of Buyer as of August 31, 1998 set forth in the Buyer Annual Report filed with the Canadian Securities Commissions and "BUYER BALANCE SHEET DATE" means August 31, 1998.

         SECTION 4.08. DISCLOSURE DOCUMENTS. (a) Each document required to be filed by Buyer with the SEC in connection with the transactions contemplated by this Agreement (the "BUYER SEC DISCLOSURE DOCUMENTS"), including, without limitation, the registration statement of Buyer to be filed with the SEC on Form F-4 (or other appropriate form) in connection with the issuance of Buyer Common Stock pursuant to this Agreement (the "FORM F-4") and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1933 Act. Buyer is eligible to use Form F-4 for the registration of the Buyer Common Stock to be issued pursuant to the Merger. Each document required to be filed by Buyer under the Ontario or Quebec Securities laws in connection with the transactions contemplated by this Agreement (together with the Buyer SEC Disclosure Documents, the "BUYER DISCLOSURE DOCUMENTS"), will, when filed, comply as to form in all material respects with the applicable requirements of the Ontario or Quebec securities laws, as applicable.

         (b) At the time the prospectus which forms a part of the Form F-4 (the "BUYER PROSPECTUS") or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on the Merger, and at the Merger Date the Buyer Prospectus, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time of the filing of any Buyer Disclosure Document and at the time of any distribution thereof, such Buyer Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.08 will not apply to statements included in or omissions from the Buyer Disclosure Documents based upon information furnished to Buyer by the Company specifically for use therein.

         SECTION 4.09. INFORMATION SUPPLIED. The information supplied or to be supplied by Buyer for inclusion or incorporation by reference in (i) the Company Proxy Statement or any amendment or supplement thereto will not, at the time the Company Proxy Statement is first mailed to stockholders of the Company and at the time such stockholders vote on the adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) any Company Disclosure Document (other than the

Company Proxy Statement, and any amendments or supplements thereto) will not, at the time of effectiveness of such Company Disclosure Document and at the time of any distribution by the Company thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.10. ABSENCE OF CERTAIN CHANGES. Since the Buyer Balance Sheet Date and except as set forth in the Buyer Public Documents, Buyer and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

         (a) any event, occurrence or development of a state of circumstances or facts which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer other than any of the foregoing
(i) relating to the economy or securities markets in general, (ii) relating to Buyer's industry in general or (iii) arising from the announcement or thereafter the pendency of this Agreement or the transactions contemplated by the Transaction Document;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Buyer, or any repurchase, redemption or other acquisition by Buyer or any Subsidiary of Buyer of any amount of outstanding shares of capital stock or other securities of, or other ownership interests in, Buyer or any of its Subsidiaries;

         (c) any amendment of any material term of any outstanding security of Buyer or any Subsidiary of Buyer; or

         (d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Buyer or any Subsidiary of Buyer which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

         SECTION 4.11. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities, commitments or obligations (whether pursuant to contracts or otherwise) of Buyer or any Subsidiary of Buyer of any kind whatsoever which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on Buyer, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability, commitment or obligation, including, without limitation, any fines, disciplinary actions or other adverse actions that may be taken or reported concerning the conduct of Buyer or any of its Subsidiaries, other than:

         (a) liabilities, commitments or obligations disclosed or provided for in the Buyer Balance Sheet (including the notes thereto) or in the Buyer Public Documents;

         (b) liabilities, commitments or obligations incurred in the ordinary course of business consistent with past practice since the Buyer Balance Sheet Date; and

         (c) liabilities, commitments or obligations under this Agreement.

         SECTION 4.12. OWNERSHIP OF COMPANY STOCK. None of Buyer nor its associates or affiliates (as such terms are defined in Section 203(c) of the Delaware Law) owns, or has owned (within the meaning of Section 203(c)(9) of the Delaware Law) at any time during the three years immediately prior to the date of this Agreement, any shares of Company Common Stock.

         SECTION 4.13. FINDERS FEES. Except for Pennsylvania Merchant Group, a copy of whose engagement agreement has been provided to the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Buyer or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 4.14. SUFFICIENT CASH TO REPAY CERTAIN DEBT. Buyer will have sufficient cash on hand (or amounts available for borrowing under loan facilities which would permit the borrowings to be used for such purpose) to pay immediately after the Merger Date the amounts referred to in Section 6.03.

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 5.01. CONDUCT OF THE COMPANY. From the date hereof until the Merger Date, except (i) as provided in the Company Disclosure Schedule, (ii) actions related to the Shut-Downs contemplated by Section 5.04, or (iii) as otherwise consented to by Buyer (which consent shall not be unreasonably withheld or delayed), the Company shall, and shall cause its Subsidiaries to, conduct their business in the ordinary course consistent with past practice and use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, except as expressly permitted in this Agreement (including, without limitation, the preceding sentence), from the date hereof until the Merger Date without prior consent of Buyer (which consent shall not be unreasonably withheld or delayed):

         (a) Neither the Company, nor any Subsidiary of the Company, will adopt or propose any change in its respective certificate of incorporation or bylaws;

         (b) The Company will not, and will not permit any Subsidiary of the Company to, merge or consolidate with any other Person or, other than as provided in the Company's capital expenditure budget (included as Section 5.01(b) of the Company Disclosure Schedule) in the ordinary course of business, acquire a material amount of assets of any other Person;

         (c) The Company will not, and will not permit any Subsidiary of the Company to, sell, lease, license or otherwise dispose of any material assets or property except pursuant to (i) existing contracts or commitments and (ii) any sale of operating procedures, computerized project tracking systems and training manuals to BML Japan (provided, however, that any such sale to BML Japan shall not obligate the Company to provide any services or training beyond January 31,
1999); PROVIDED, however, that the Company and its Subsidiaries may continue to grant non-exclusive sublicenses related to the 191 patent in the ordinary course of business consistent with past practice.

         (d) The Company will not, and will not permit any Subsidiary of the Company to, declare, set aside or pay any dividend or make any other distribution with respect to any shares of the capital stock of the Company or any Subsidiary of the Company or in respect of any securities convertible or exchangeable for, or any rights, options or warrants to acquire, any capital stock of the Company or any Subsidiary of the Company;

         (e) The Company will not, and will not permit any Subsidiary of the Company to, create or assume any Lien on any material asset other than Liens arising solely by operation of law;

         (f) The Company will not, and will not permit any Subsidiary of the Company to, issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, any Company Securities, any Company Subsidiary Securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any Company Securities or Company Subsidiary Securities other than (i) pursuant to the exercise of a stock option or warrant to purchase shares of Company Stock outstanding on the date of this Agreement, or (ii) the issuance in the ordinary course of business consistent with past practice of shares of Company Stock to the Company's 401(k) plan.

         (g) The Company (i) will not adjust, split, combine or reclassify, or take any other similar action with respect to, any capital stock of the Company, and (ii) the Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, repurchase, redeem or otherwise acquire an amount of shares of capital stock of, or in respect of any securities convertible or exchangeable for, or any rights, options or warrants to acquire, any capital stock of, or other ownership interests in, the Company or any Subsidiary of the Company, or (iii) enter into any agreement, understanding or arrangement with respect to the sale or voting of any capital stock of the Company or any Subsidiary;

         (h) The Company will not, and will not permit any Subsidiary of the Company to, incur or assume any indebtedness from any Person (other than, in the case of a Subsidiary of the Company, the Company or any other subsidiary of the Company) for borrowed money or guarantee any such indebtedness;

         (i) Except for (i) loans, advances or capital contributions to or investments in Subsidiaries of the Company, (ii) loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not exceeding $5,000 per employee or (iii) investments in securities in the ordinary course of business consistent with past practices, the Company will not, and will not permit any Subsidiary of the Company to, make any material loans, advances or capital contributions to, or investments in, any other Person;

         (j) The Company will not, and will not permit any of its Subsidiaries to, (i) grant any severance or termination pay to, or enter into any employment, termination or severance arrangement with, any director, officer, consultant or employee of the Company or any Subsidiary of the Company, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iii) increase or decrease benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase compensation, bonus or other benefits payable to directors, officers, consultant or employees of the Company or any Subsidiary of the Company, other than in the ordinary course of business consistent with past practice; (v) adopt any new Employee Plan or Benefit Arrangement; or (vi) otherwise amend or modify, any existing Employee Plan or Benefit Arrangement except to the extent required by applicable law;

         (k) The Company will not, and will not permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any Subsidiary of the Company, or any plan of division or share exchange involving the Company or any of its Subsidiaries;

         (l) The Company will not, and will not permit any Subsidiary of the Company to, change any method of accounting or any accounting principle or practice used by the Company or any Subsidiary of the Company, except for any such change required by reason of a change in U.S. GAAP or Regulation S-X;

         (m) Neither the Company nor any Subsidiary shall, to the extent it may affect or relate to the Company or any Subsidiary, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of, in the aggregate, increasing the Tax liability, or in the aggregate, reducing any

Tax asset of the Company or any Subsidiary of the Company except to the extent such increase or reduction is adequately provided for, under U.S. GAAP, on the Company Balance Sheet;

         (n) All Tax Returns not required to be filed on or before the date hereof (i) shall be filed when due in accordance with all applicable laws and
(ii) as of the time of filing, shall correctly reflect in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company, its Subsidiaries and any other information required to be shown therein;

         (o) Neither the Company nor any Subsidiary of the Company shall reserve any amount for or make any payment of Taxes to any Person or any Taxing Authority, except for such Taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of the Company or any such Subsidiary, as the case may be;

         (p) Neither the Company nor any of its Subsidiaries will:

                  (i) settle any Actions, whether now pending or hereafter made or brought, for an amount in excess of $25,000;

                  (ii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract set forth in Section 3.24 of the Company Disclosure Schedule, or, except to the extent required by Applicable Law and advised by outside counsel, any confidentiality agreement to which the Company or any Subsidiary of the Company is a party;

                  (iii) incur or commit to any capital expenditures, obligations or liabilities in respect thereof which exceed or would exceed $10,000, individually, or $50,000 in the aggregate, other than capital expenditures related to the Company's on-going construction of facilities which do not exceed amounts previously disclosed by the Company to Buyer;

                  (iv) make any material changes or modifications to any pricing policy or investment policy;

                  (v) take any action that would result in the representations and warranties set forth in Article III being false or incorrect in any material respect, other than inadvertent actions that do not result in the representations and warranties being unable to be true and correct in all material respects by the Merger Date;

                  (vi) enter into any customer contract or agreement, or any other contract, lease, agreement or commitment not otherwise specified in this Section 5.01, for an amount in excess of $100,000 individually;

                  (vii) enter into, amend or terminate any real property lease or any commitment in respect thereof;

                  (viii) terminate the employment or engagement of any employee or consultant or agent of the Company or any Subsidiary; or

                  (ix) pay or approve any other expense or disbursement in excess of $25,000 individually (except for payroll and related tax withholding and other expenses (including insurance and 401(k) contributions), Tax liabilities, utilities, lease payments, principal and interest payments on outstanding indebtedness of the Company and/or any of its Subsidiaries, payments to suppliers, Shut-Down expenses, legal fees and expenses and, upon closing of the Merger, investment banking fees and expenses).

         (q) The Company will not, and will not permit any Subsidiary of the Company to, agree to do any of the foregoing.

The Company and its Subsidiaries will consult regularly with the Buyer in respect of the operation of its business prior to the Merger Date; provided, however, that the provisions of this sentence will not be deemed to have been breached unless and until Buyer has notified the Company in writing of such breach and the Company and its Subsidiaries have failed to comply with the specific terms of such notice.

         SECTION 5.02. STOCKHOLDER MEETING; PROXY MATERIALS. (a) Subject to
Section 5.03, the Company shall cause a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and, to the extent submitted to the Company's stockholders for approval, the, transactions contemplated by this Agreement, and the Board of Directors of the Company shall recommend adoption of this Agreement by the Company's stockholders; provided that such mailing shall not in any event be mailed during the Listing Period unless Buyer has received the Nasdaq Letter; provided further that such meeting need not be called and held and, prior to the Company Stockholder Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of an Acquisition Proposal with respect to the Company, the Board of Directors of the Company determines in good faith, in accordance with Section 5.03, that such Acquisition Proposal constitutes a Superior Proposal.

         (b) Subject to Section 5.03, in connection with the Company Stockholder Meeting, the Company will (i) promptly prepare and file with the SEC, will use commercially reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable after the time period referred to in Section 1.07 for determination of whether a Listing Failure has occurred the Company Proxy Statement and all other proxy materials for such meeting, (ii) use commercially reasonable efforts to obtain the necessary adoption by its stockholders of this Agreement and the approval of the transactions contemplated by this Agreement, and (iii) otherwise comply with all legal requirements applicable to such meeting.

         SECTION 5.03. OTHER OFFERS. From the date hereof until the termination of this Agreement, the Company will not, and will cause its Subsidiaries and the directors, officers, employees, financial advisors and other agents or representatives of the Company or any of its Subsidiaries not to, directly or indirectly, take any action to solicit, initiate or encourage any Acquisition Proposal with respect to the Company or engage in negotiations with, or disclose any non-public information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company to, any Person that has informed the Company that it is considering making, or has made, an Acquisition Proposal with respect to the Company, or any Person that the Company after reasonable inquiry believes is a potential purchaser of the Company, provided, however, that the Company may, in response to an unsolicited bona fide written proposal regarding an Acquisition Proposal by any Person, disclose such non-public information to or engage in negotiations with such Person, if the Board of Directors of the Company determines in good faith that such Acquisition Proposal is reasonably likely to be a Superior Proposal, and, provided further, that prior to furnishing non-public information to, or entering into discussions or negotiations with, such Person, the Company receives from such Person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Letter Agreement dated as of July 21, 1998 between Buyer and the Company ("CONFIDENTIALITY AGREEMENT"). The Company will promptly (and in no event later than 24 hours after receipt of the relevant Acquisition Proposal with respect to the Company), notify (which notice shall be provided orally and in writing and shall identify the Person making the relevant Acquisition Proposal with respect to the Company) Buyer after receipt of any Acquisition Proposal or any indication from any Person that such Person is considering making an Acquisition Proposal with respect to the Company or any request for non-public information relating to the Company or any Subsidiary of the Company or for access to any properties, books or records of the Company or any Subsidiary of the Company by any Person that may be considering making, or has made, an Acquisition Proposal with respect to the Company and will keep Buyer fully informed of the status of any such Acquisition Proposal with respect to the Company. The Company shall give Buyer at least one business day's advance notice of any information to be supplied to, and at least two days' advance notice of any agreement to be entered into with, any Person making such Acquisition Proposal with respect to the Company. Except as provided herein, the Company shall, and shall cause its Subsidiaries and the directors, officers, employees, financial advisors and other agents or representatives of the Company or any of its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Acquisition Proposal with respect to the Company. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, (i) a merger or other business combination in any manner of an equity interest in an amount equal to or greater than 20% of the class of such equity security then outstanding or a substantial portion of the assets of, the Company or any Subsidiary of the Company, in each case other than the transactions contemplated by this Agreement. For purposes of this Agreement, "SUPERIOR PROPOSAL" means an Acquisition Proposal with respect to the Company which the Board of Directors of the Company determines in good faith (based on the written advice of an investment banking firm of national reputation taking into account all of the terms and conditions of the Acquisition Proposal, including any conditions to consummation) to be more favorable and provide greater value to the Company's stockholders than the Merger.

         SECTION 5.04. SHUT-DOWNS. After execution of this Agreement, the Company shall commence the process of shutting down its facilities located in Austin, Texas, Cham, Switzerland and Dusseldorf, Germany, and reducing expenses in respect of its operations in Mannheim, Germany, and Israel (collectively, the "SHUT-DOWNS") with the goal of completing each of the Shut-Downs as soon as practicable (consistent with maintaining good client relationships). The Company shall accrue, in accordance with U.S. GAAP, all costs and expenses related to the ShutDowns. Notwithstanding the foregoing, Buyer acknowledges that the Shut-Downs in the time and in the manner agreed to by Buyer and the Company may not be completed prior to the Merger Date and that a significant portion of the activities, costs and expenses related to the Shut-Downs will occur after the Merger Date. The Company agrees to update Buyer on a regular basis (no less than every two (2) weeks and within one (1) business day of request by Buyer) prior to the Merger Date regarding the status, activities and costs and expenses (and related accounting therefor) of the Shut-Downs. Schedule 5.04 sets forth a good faith estimate of all costs and expenses (including reserves and accruals) the Company and its Subsidiaries expect to incur after the date hereof until the Merger Date in connection with the Shut-Downs, on a location-by- location and item-by-item basis.

         SECTION 5.05. INTELLECTUAL PROPERTY MATTERS. The Company and its Subsidiaries shall use its respective commercially reasonable efforts to preserve its ownership rights to the Intellectual Property free and clear of any Liens and shall use its commercially reasonable efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, or copyright that forms a part of the Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms the Intellectual Property; provided, however, that the Company and its Subsidiaries need not preserve or prosecute any foreign trademark if the failure to preserve or prosecute such trademark would not have a Material Adverse Effect on the Company.

         SECTION 5.06. NOTICE OF PREPAYMENT. The Company will provide written notice of its intent to prepay immediately after the Merger Date all amounts outstanding under the Term Loan and Security Agreement dated as of August 29, 1997, as amended, among the Company, its Subsidiaries listed therein and First Union National Bank, as successor to CoreStates Bank, N.A. ("FIRST UNION"), and the ancillary documents, as amended, related thereto (the "FIRST UNION AGREEMENTS").

         SECTION 5.07. SHARED SERVICES. The Company shall use commercially reasonably efforts to obtain written confirmation from Iffa Credo SA ("IFFA") reasonably satisfactory to Buyer that Iffa will continue to provide after the Merger Date to Buyer, the Surviving Corporation and/or its Subsidiaries services of the same nature, type, quantity and on the same terms as have been provided by Iffa to the Company and/or its Subsidiaries prior to the date of this Agreement and consistent with past practice.

         SECTION 5.08. HACKEL AFFILIATE LETTER AND SUPPORT/VOTING AGREEMENT. The Company shall use commercially reasonable efforts to cause Alec Hackel to execute an Affiliate Letter and Support/Voting Agreement prior to the mailing of the Company Proxy Statement.

                                    ARTICLE 6

                               COVENANTS OF BUYER

         Buyer agrees that:

         SECTION 6.01. CONDUCT OF BUYER. From the date hereof until the Merger Date, Buyer shall, and shall cause its Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, except as expressly permitted in this Agreement, from the date hereof until the Merger Date:

         (a) Buyer will not adopt or propose any change in its Organizational Documents that would materially and adversely affect the rights of holders of Company Stock as anticipated holders of Buyer Common Stock;

         (b) Buyer will not declare, set aside or pay any dividend or make any other distribution with respect to any shares of Buyer's capital stock.

         SECTION 6.02. LISTING OF STOCK. Within five (5) business days of the date of this Agreement, Buyer shall make application to Nasdaq and to all applicable regulatory authorities, including, without limitation, the filing of a Form 40-F with the SEC, for the listing on Nasdaq's National Market System ("NMS") of the Buyer Common Stock and to use its commercially reasonable efforts to cause such Buyer Common Stock to be approved for listing on Nasdaq's NMS effective on or prior to the Merger Date.

         SECTION 6.03. REPAYMENT OF CERTAIN DEBT. Immediately after the Merger Date, Buyer shall (or shall cause Merger Sub to) repay or refinance all amounts outstanding under (i) the First

Union Agreements and (ii) the 6% Subordinated Note due March 16, 2001 issued by the Company to Panlabs International, Inc., as amended (the "MDS NOTE").

         SECTION 6.04. FINANCING. If a Listing Failure occurs, Buyer shall use its best efforts to secure any financing required to permit it to pay on the Merger Date the Merger Consideration.

                                    ARTICLE 7

                       COVENANTS OF BUYER AND THE COMPANY

         SECTION 7.01. COMMERCIALLY REASONABLE EFFORTS. (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement.

         (b) Neither Buyer nor the Company shall take any action, or omit to take any action, that would cause its representations and warranties contained herein to be inaccurate such that the conditions in Article 8 would not be satisfied.

         SECTION 7.02. COOPERATION. Without limiting the generality of Section 7.01(a), Buyer and the Company shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) in connection with the preparation of the Company Disclosure Documents and the Buyer Disclosure Documents, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Merger or the other transactions contemplated by this Agreement, and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and the Buyer Disclosure Documents, and timely seeking to obtain any such actions, consents, approvals or waivers. Subject to the terms and conditions of this Agreement, Buyer and the Company will each use its reasonable best efforts to have the Form F-4 declared effective by the SEC under the 1933 Act as promptly as practicable after the Form F-4 is filed with the SEC.

         SECTION 7.03. PUBLIC ANNOUNCEMENTS. Upon execution of this Agreement, Buyer and the Company will each issue a press release, each in form satisfactory to the other party, announcing the transactions contemplated by this Agreement. Buyer and the Company will consult with each other before issuing any other press release or making any public statement with respect to this Agreement and the transactions contemplated by this Agreement and, except, as may be required by applicable law or any listing or similar agreement with any securities exchange on which the Buyer Common Stock is listed or Nasdaq, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.04. ACCESS TO INFORMATION. From the date hereof until the Merger Date, the Company and Buyer (each, in such capacity, a "PROVIDING PARTY") will give (or cause to be given) to the other party (the "RECEIVING PARTY"), its counsel, financial advisors, auditors and other authorized representatives full access, during regular business hours, to the offices, properties, employees and consultants, books and records of the Providing Party, will furnish (or cause to be furnished) to the Receiving Party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Receiving Party may reasonably request and will instruct the employees, counsel and financial advisors of the Providing Party and its Subsidiaries to cooperate with the Receiving Party in its investigation of the business of the Providing Party and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Providing Party to the Receiving Party hereunder. Unless otherwise required by applicable law, each party hereto agrees that it shall, and it shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to, hold, in confidence all non-public information so acquired and to use such information solely for purposes of effecting the transactions contemplated by this Agreement. From the date hereof until the Merger Date, each Providing Party will cooperate with the efforts of the Receiving Party, its counsel, financial advisors, auditors and other authorized representatives to have reasonable access to the Providing Party's customers and suppliers. The information obtained pursuant to this Section shall be subject to any confidentiality agreements or other confidentiality obligations currently binding upon the Providing Party or any of its Subsidiaries; provided that the Providing Party shall use commercially reasonable efforts to obtain any waivers under such agreements or obligations to permit the Providing Party to comply with its obligations hereunder.

         SECTION 7.05. FURTHER ASSURANCES. At and after the Merger Date, the directors and officers of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of (x) the Company or Merger Sub, and (y) Buyer, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of (x) the Company or Merger Sub, and (y) Buyer, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of the Merger or otherwise carry out the provisions of the Agreement, and the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney in respect of the foregoing.

         SECTION 7.06. NOTICES OF CERTAIN EVENTS. Each of the Company and Buyer shall promptly notify the other party of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

         (c) any notice or any communication from any customer or supplier indicating that such customer or supplier intends to terminate or restrict its existing relationship as a result of the public announcement or the pendency of the transactions contemplated by this Agreement;

         (d) any Actions commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 only or that relate to the consummation of the transactions contemplated by this Agreement; and

         (e)(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Merger Date, and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by its hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.06(e) shall not limit or otherwise affect the remedies available hereunder to either Buyer or the Company, as applicable.

         SECTION 7.07. DIRECTOR AND OFFICER LIABILITY. (a) From and after the Merger Date, Buyer shall cause the Surviving Corporation to indemnify, defend and hold harmless any Person who is on the date hereof, or has been at any time prior to the date hereof, or who becomes prior to the Merger Date, an officer, director, or employee or agent (the "INDEMNIFIED PARTY") of the Company or any of its Subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorney's fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "CLAIM") to the extent that any such Claim is based on, or arises out of, (i) the fact that such Person is or was a director, officer, employee or agent of the Company or any of its Subsidiaries at any time prior to the Merger Date or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at any time prior to the Merger Date, or (ii) this Agreement or any of the transactions contemplated hereby or thereby in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Merger Date, regardless of whether such Claim is asserted or claimed prior to, at or after the Merger Date (the matters described in clauses
(i) and (ii) the "PRE-MERGER MATTERS") to the fullest extent indemnified under the Company's certificate of incorporation, bylaws in effect as of the date hereof or indemnification agreements in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable laws. Buyer and the Surviving Corporation shall also honor the indemnification agreements between the Company or any of its Subsidiaries, as the case may be, and any current or former officer or director of the Company or any such Subsidiary, as the case may be, existing on the date of this Agreement and which are listed in the Company Disclosure Schedule (and a form of which has been provided to Buyer).

         (b) Buyer and the Surviving Corporation agree that all rights to indemnification and all limitations or exculpation of liabilities existing in favor of the Indemnified Party as provided in the Company's certificate of incorporation and bylaws as in effect as of the date hereof shall continue in full force and effect with respect to Pre-Merger Matters, without any amendment thereto, for a period of six years from the Merger Date to the extent such rights are consistent with Delaware Law; provided that, in the event any Claim or Claims with respect to any such Pre-Merger Matters are asserted or made within such six year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims; provided however, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware Law, the Company's certificate of incorporation or bylaws or such agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to Buyer, retained at Buyer's expense; and provided further, that nothing in this
Section 7.07 shall impair any rights or obligations of any present or former directors or officers of the Company.

         (c) Buyer or the Surviving Corporation shall provide directors and officers of the Company officers' and directors' liability insurance coverage as of the Merger Date ("D&O INSURANCE") with respect to Pre-Merger Matters for a period of not less than six years after the Merger Date which coverage will be substantially similar to the Company's existing D&O Insurance including, without limitation, (i) an overall coverage amount not less than the overall coverage amount under the Company's existing D&O Insurance and (ii) coverage for liability under the 1933 and 1934 Acts in an amount not less than the coverage amounts for such liabilities under the Company's existing D&O Insurance. Buyer's obligations hereunder shall be expressly conditioned on all directors and officers of the Company or any Subsidiary having executed representation letter agreements at Buyer's request in respect of such insurance in the form attached hereto as Exhibit C.

         SECTION 7.08. REGISTRATION STATEMENT. Buyer shall (i) promptly prepare and file with the SEC the Form F-4 with respect to the Buyer Common Stock issuable in connection with the

Merger and shall use its reasonable best efforts to cause the Form F-4 to be declared effective by the SEC as soon as practicable and (ii) take any action required to be taken under applicable Blue Sky law in connection with such issuance of Buyer Common Stock or pursuant to any Adjusted Option or Adjusted Warrant.

         SECTION 7.09. GOVERNMENTAL AUTHORIZATION. Each of Buyer and the Company shall take all actions by or in respect of, or filing with, any Governmental Authority required for the execution, delivery and performance by Buyer and the Company of this Agreement and the consummation by Buyer and the Company of the transactions contemplated by this Agreement, including compliance with any requirements referred to in Section 3.03 or Section 3.03 of the Company Disclosure Schedule or Section 4.03 or Section 4.03 of the Buyer Disclosure Schedule

         SECTION 7.10. CERTAIN CORPORATE MATTERS. Buyer shall take all necessary corporate action for the amendment to or establishment of the Buyer Stock Option Plan contemplated by Section 1.04 hereof.

         SECTION 7.11. EMPLOYMENT. As of the Merger Date, Buyer shall assume the obligation of the Company to perform any and all employment and severance agreements identified in the Company Disclosure Schedules.

                                    ARTICLE 8

                            CONDITIONS TO THE MERGER

         SECTION 8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Buyer and the Company to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) this Agreement and the transactions contemplated by this Agreement shall have been adopted by the stockholders of the Company in accordance with the Delaware Law;

         (b) any applicable waiting period under the HSR Act and any applicable pre-merger notification or similar statutes and rules listed in Section 3.03 of the Company Disclosure Schedule or Section 4.03 of the Buyer Disclosure Schedule shall have expired;

         (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall prohibit the consummation of the Merger;

         (d) no Action shall be instituted by any Governmental Authority which seeks to prevent consummation of the Merger or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

         (e) the Form F-4 shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Form F-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

         (f) (i) the Buyer Common Stock shall have been approved for listing, effective on or before the Merger Date, on Nasdaq's NMS, (ii) Buyer shall have received the approval of all applicable regulatory authorities related to such listing; and (iii) Buyer's Common Stock shall have been registered with the SEC under the Exchange Act; and

         (g) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Merger shall have been made or obtained other than any such actions or filings, the failure of which to make or obtain shall not be reasonably likely to have a Material Adverse Effect on Buyer or the Company.

         SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Merger Date, (ii) the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Merger Date, as if made at and as of the Merger Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company (or to the extent expressly set forth in any specific representation or warranty, Chrysalis DNX) and (iii) Buyer shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

         (b) There shall not have been a breach of any obligation by any stockholder which has entered into a Support/Voting Agreement other than any breach which (i) does not result in the failure of the Company to obtain the Required Stockholder Vote in favor of adoption of this Agreement and (ii) does not result in the exercise of appraisal rights by any such stockholder.

         (c) In the event of a Listing Failure, holders of no more than 10% in the aggregate of outstanding shares of Company Stock shall be eligible to exercise their appraisal rights.

         (d) The Liens on (i) 7,989 shares of Chrysalis International in favor of Institut Merieux and (ii) 11,995 shares of Chrysalis International in favor of International Laboratories Holdings shall have been released.

         (e) All consents and approvals of third parties (including, but not limited to PIDA) to the transactions contemplated by this Agreement shall have been obtained, and all notices with


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




respect to the transactions contemplated by this Agreement and required to be delivered prior to the Merger Date shall have been delivered.

         (f) The Barbut Agreement shall be in full force and effect and shall not have been revoked by Dr. Barbut. All loans (other than the loan to the Company from Dr. Jules Barbut) by the Company or any Subsidiary to any shareholder or affiliate shall have been repaid in full and there shall be no outstanding debts (other than the debt of Dr. Jack Barbut which reduces amounts payable under the loan to the Company from Dr. Jules Barbut) due from any directors, shareholders or affiliates to the Company or any Subsidiary of the Company. All directors, shareholders and affiliates of the Subsidiaries shall have assigned their ownership interests (including but not limited to director qualifying shares) in any Subsidiary of the Company to Buyer or a Person designated by Buyer.

         (g) The losses of the Company and its Subsidiaries for the fiscal quarter ending December 31, 1998 shall not exceed $2,000,000 (excluding for purposes of this calculation any losses attributable to non-cash expenses required by U.S. GAAP or Regulation S-X to be expensed).

         (h) Buyer shall have received written confirmation from Iffa in respect of the matters set forth in Section 5.07 in form and substance reasonably satisfactory to Buyer.

         (i) Hackel shall have executed an Affiliate Letter.

         (j) The Company shall have satisfied all of its obligations to BML
Japan.

         SECTION 8.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Merger Date, (ii) the representations and warranties of Buyer and Merger Sub contained in this Agreement shall be true and correct at and as of the Merger Date, as if made at and as of the Merger Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) is not reasonably like to have, individually or in the aggregate, a Material Adverse Effect on Buyer or Merger Sub and (iii) the Company shall have received a certificate signed by an executive officer of Buyer to the foregoing effect.

         (b) If a Listing Failure occurs, Buyer shall have secured any financing required to permit it to pay on the Merger Date the aggregate Merger Consideration.

                                    ARTICLE 9

                                   TERMINATION

         SECTION 9.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Merger Date (notwithstanding any approval or adoption of this Agreement by the stockholders of the Company or the shareholders of Buyer):

         (a) by mutual written consent of the Company and Buyer;

         (b) by either the Company or Buyer, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and non-appealable; (provided that any judgment, injunction, order or decree other than a temporary restraining order shall be deemed to have become final and non-appealable thirty days following the entry thereof);

         (c) (i) by Buyer or, in connection with a Superior Proposal and upon satisfaction of its obligations under Section 10.04(c), by the Company, if the Board of Directors of the Company determines not to call or hold the Company Stockholders' Meeting as provided in Section 5.02 or (ii) by either the Company or Buyer if the adoption by the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the Required Stockholder Vote at a duly held meeting of stockholders of the Company or any adjournment thereof;

         (d) by the Company, if a Listing Failure occurs and, within two (2) business days of the satisfaction of all closing conditions other than the conditions set forth in Section 8.03, the condition set forth in Section 8.03(b) has not been satisfied;

         (e) by Buyer or, in connection with a Superior Proposal and upon satisfaction of its obligations under Section 10.04(c), by the Company, if prior to the Company Stockholder Meeting, the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Buyer their approval or recommendation of this Agreement;

         (f) by Buyer, upon a breach of any representation, warranty, covenant or agreement of the Company, or if any representation or warranty of the Company shall become untrue, the effect of which is a Material Adverse Effect on the Company, in either case such that any of the conditions set forth in Section 8.02(a) would be incapable of being satisfied by March 31, 1999; and

         (g) by the Company, upon a breach of any representation, warranty, covenant or agreement of Buyer, or if any representation or warranty of Buyer shall become untrue, the effect of which is a Material Adverse Effect on Buyer, in either case such that any of the conditions set forth in Section 8.03(a) would be incapable of being satisfied by March 31, 1999.

         The party desiring to terminate this Agreement pursuant to this Section
9.01 shall give written notice of such termination to the other party in accordance with Section 10.01.

         SECTION 9.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in the second sentence of Section 7.04, this Section 9.02 and Article 10 shall survive the termination hereof. Notwithstanding the foregoing, nothing in this Section 9.02 shall relieve any party to this Agreement of liability for a willful breach of any provision of this Agreement and provided further that if it shall be judicially determined that the termination of this Agreement was caused by a willful breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party found to have willfully breached this Agreement shall be responsible for payment or reimbursement of the other parties' costs, fees and expenses related to the negotiation, preparation and execution of this Agreement and related consents and related to the calling, holding and preparing, printing and distributing of any documents related to a meeting of the other parties' stockholders ("COSTS").

         SECTION 9.03. TERMINATION UPON BANKRUPTCY. (a) The affirmative vote upon, consent to or adoption of a resolution or similar act by the Board of Directors of the Company or any Subsidiary authorizing the filing or commencement by the Company or any Subsidiary of the Company of a voluntary petition for relief under title 11 of the United States Code or any other law providing for relief to or liquidation of debtors, and to which Buyer shall not have consented, shall cause this Agreement to be terminated immediately and without notice.

         (b) Upon the occurrence of a Material Insolvency Event, Buyer may immediately seek relief from any court, if required, to effectuate termination of this Agreement, provided, however, that termination of this Agreement due to a Material Insolvency Event shall not be effective until the earlier of (i) sixty (60) days after the occurrence of a Material Insolvency Event or (ii) March 31, 1999. A "MATERIAL INSOLVENCY EVENT" shall mean any of the following:
(i) the Company or any Subsidiary shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or its property, (B) admit in writing its inability to pay its debts generally as they become due, (C) make a general assignment for the benefit of creditors, or (D) if, without the application, approval or consent of the Company or any Subsidiary, a proceeding shall be instituted by any Person other than Buyer or any of its Affiliates in any court seeking in respect of the Company or any Subsidiary an order for relief under Title 11 of the United States Code, or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, the appointment of a trustee, receiver, liquidator, custodian, fiscal agent or the like of the Company or any Subsidiary or all or any material part of


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




the Company's or any Subsidiary's assets, and, if such proceeding is being contested by the Company, in good faith, the same shall (i) result in the entry of an order for relief or any such adjudication or appointment, or (ii) continue undismissed or pending for any period of sixty (60) consecutive days.

                                   ARTICLE 10

                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         if to either Buyer Party, to:

                  Phoenix International Life Sciences Inc.
                  2350 Cohen Street
                  Saint-Laurent, Montreal, Quebec
                  Canada  H4R 2N6
                  Fax:  (514) 333-8861
                  Attention:  Jean-Yves Caloz
                              Senior Vice President,
                              Chief Financial Officer and Secretary

         with a copy to:

                  Pepper Hamilton LLP
                  Suite 400
                  1235 Westlakes Drive
                  Berwyn, PA  19312-2401
                  Fax:  (610) 640-7835
                  Attention:  Michael P. Gallagher, Esq.

         and

                  McCarthy Tetrault
                  1170 Peel Street
                  Montreal, Quebec
                  Canada H38 4S8
                  Fax:  (514) 397-4170
                  Attention:  Hubert T. Lacroix

         if to the Company, to:

                  Chrysalis International Corporation
                  575 Route 28
                  Raritan, New Jersey 08869
                  Fax:  (908) 722-6677
                  Attention:  President

         with a copy to:

                  Jones, Day, Reavis & Pogue
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio  44114
                  Fax: (216) 579-0212
                  Attention:  Thomas C. Daniels

or to such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received (b) if by overnight delivery service, with proof of delivery, the next business day or (c) if given by any other means, when delivered at the address specified in this Section.


         SECTION 10.02. ENTIRE AGREEMENT; NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES; NO THIRD PARTY BENEFICIARIES. (a) This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. None of this Agreement or any other agreement contemplated hereby or thereby (or any provision hereof or thereof) is intended to confer on or give any Person other than the parties hereto or thereto any rights or remedies (except that Sections 7.07 and 7.11 are intended to confer rights and remedies on the respective Persons specified therein).

         (b) The representations and warranties contained herein shall not survive the Merger Date.

         SECTION 10.03. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Merger Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Buyer or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by (i) the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (A) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, or (B) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company and (ii) the shareholders of Buyer, no such amendment or waiver shall, without the further approval of such shareholders, alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of Buyer. Notwithstanding the foregoing, the provisions of Section 8.01(b) may not be amended or waived.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.04. EXPENSES. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         (b) Buyer agrees to pay to the Company, within three (3) business days of the date of any termination of this Agreement by the Company pursuant to
Section 9.01(d) or 9.01(g), U.S.
$1,500,000 (inclusive of the Company's Costs).

         (c) The Company agrees to pay to Buyer, within three (3) business days of the date of any termination of this Agreement by Buyer or the Company pursuant to Sections 9.01(c) or 9.01(e), or a termination of this Agreement pursuant to Section 9.03, U.S. $1,500,000 (inclusive of Buyer's Costs).

         (d) Buyer's right to receive any amounts contemplated by this Section 10.04, and its ability to enforce the provisions of Section 10.04 shall not be subject to approval by the stockholders of the Company.

         (e) Each of Buyer and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form F-4 and the Company Proxy Statement (including SEC filing fees but excluding legal and accounting fees related thereto).

         SECTION 10.05. DOLLAR AMOUNTS. All dollar amounts in this Agreement refer to United States Dollars.

         SECTION 10.06. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided further that Buyer may assign its rights, but not its obligations, under this Agreement to a wholly-owned subsidiary of Buyer.

         SECTION 10.07. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

         SECTION 10.08. JURISDICTION. Any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in the United States District Court for the District of Delaware or any state court sitting in the City of Wilmington, Delaware and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such Action or waives any objection to venue laid therein. Process in any such Action proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 10.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

         SECTION 10.09. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 10.10. RELIEF FROM AUTOMATIC STAY. In the event the Company or any Subsidiary is the subject of an involuntary petition in bankruptcy, insolvency, receivership or similar law, and the transactions contemplated by this Agreement are subject to bankruptcy court approval, the Company or such Subsidiary shall seek to obtain bankruptcy court approval of the transactions contemplated by this Agreement, as soon as reasonably practicable, in accordance with and subject to its terms.







                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   PHOENIX INTERNATIONAL LIFE
                                   SCIENCES INC.


                                   By:   /s/ Jean-Yves Caloz
                                       --------------------------------------
                                         Name: Jean-Yves Caloz
                                         Title: Senior Vice President and
                                                Secretary

                                   CHRYSALIS INTERNATIONAL
                                   CORPORATION


                                   By:   /s/ Paul J. Schmitt
                                       --------------------------------------
                                         Name: Paul J. Schmitt
                                         Title: Chairman, President and CEO

                                   PHOENIX MERGER SUB CORP.


                                   By:   /s/ Jean-Yves Caloz
                                       --------------------------------------
                                         Name: Jean-Yves Caloz
                                         Title: Treasurer and Secretary